Exhibit 10.71

LIMITED LIABILITY COMPANY AGREEMENT

OF BR T&C BLVD., LLC

THIS LIMITED LIABILITY COMPANY AGREEMENT (as amended from time to time, this “Agreement” or this “Limited Liability Company Agreement”) is made and entered into this 30th day of June, 2014, by and between HCH 106 Town and County L.P., a Delaware limited partnership (the “TCR Member”), and BR T&C BLVD JV MEMBER, LLC, a Delaware limited liability company (the “BR Member”).

BACKGROUND INFORMATION:

A.           BR T&C Blvd., LLC (the “Company”) was formed effective as of June 17, 2014 by the filing of its Certificate of Formation with the Secretary of State of Delaware.

B.           The TCR Member and the BR Member desire to enter into this Agreement to reflect the current business arrangement among the Members.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the TCR Member and the BR Member hereby agree as follows:

ARTICLE 1.

DEFINITIONS

In addition to terms defined in the body of this Limited Liability Company Agreement, the following terms when used in this Limited Liability Company Agreement shall have the following meanings (unless otherwise expressly provided herein):

“1933 Act” has the meaning set forth in Section 16.19.

“Act” means the Delaware Limited Liability Company Act, as amended from time to time.

“Additional Capital Contributions” means with respect to each Member, all additional Capital Contributions made by such Member pursuant to Section 8.4.

“Additional Contribution Priority Return” means an amount accruing at the rate of ten percent (10%) per annum on a Member's unreturned Additional Capital Contributions (including all Dilution Contributions, but not Disproportionate Contributions) less all amounts actually distributed to the Member pursuant to Sections 9.1(b). The Additional Contribution Priority Return shall be compounded monthly and calculated on a cumulative basis.

“Adjusted Capital Account Balance” means the balance, if any, in the Member’s Capital Account as of the end of the relevant taxable year, after giving effect to the following adjustments: (i) the Member’s Capital Account balance shall be increased by the amounts which the Member is deemed obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c); and (ii) the Member’s Capital Account balance shall be decreased by the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6).

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“Affiliate” means, as to any Person, (i) in the case of an individual, any relative of such Person (i.e. a sibling of such Person, a descendant of such Person or any of such Person’s siblings, or the spouse of any of them) and (ii) any Entity controlling, controlled by or under common control with such Person.

“Bankruptcy” means, as to any Person, any of (i) the filing by the Person of a voluntary petition or the Person otherwise initiating proceedings (A) to have the Person adjudicated insolvent, (B) seeking an order for relief of the Person as debtor under the United States Bankruptcy Code, (C) seeking any composition, reorganization, readjustment, liquidation, dissolution, or similar relief under the present or any future federal bankruptcy laws or any other present or future applicable federal, state, or other statute or law relative to bankruptcy, insolvency, or other relief for debtors with respect to the Person or (D) seeking the appointment of any trustee, receiver, conservator, assignee, sequestrator, custodian, liquidator or other similar official of the Person or of all or any substantial part of its property; or (ii) the Person making any general assignment for the benefit of creditors of the Person.

“Bluerock Transferee” has the meaning set forth in Section 12.2(a).

“BR Affiliate” has the meaning set forth in Section 5.16.1.

“BR Cost Overrun Loan” has the meaning set forth in Section 8.4.2.

“BR Member” has the meaning set forth in the preamble to this Agreement.

“BR REIT” means Bluerock Residential Growth REIT, Inc.

“Buy/Sell” has the meaning set forth in Section 12.6.1.

“Buy/Sell Closing Date” has the meaning set forth in Section 12.6.5.

“Capital Account” means a capital account maintained in accordance with the rules contained in Treasury Regulations Section 1-704-1(b)(2).

“Capital Call” has the meaning set forth in Section 8.1.2.

“Capital Contribution” means the total amount of cash and the Gross Asset Value of any property (other than cash) contributed to the Company by a Member pursuant to terms of this Agreement (minus any liabilities related to contributed property that the Company assumes or takes the property subject to).

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“Capital Proceeds” means (i) the Company's share of the proceeds of a Capital Transaction after subtracting (A) payment of all expenses associated with the Capital Transaction, (B) repayment of all secured and unsecured debts of Company required to be paid in connection with such Capital Transaction or that the Managers determine should be paid in connection with such Capital Transaction, (C) all amounts retained as Reserves and (D) all proceeds of the Capital Transaction applied to repair, restoration or improvements of the Project and (ii) any amounts included in Reserves derived from Capital Contributions and/or Capital Transactions which the Managers determine to distribute, excluding any Construction Recoveries (to the extent actually set aside or used to repair any related defects or deficiencies from which the Construction Recoveries were derived or to reimburse the TCR Member or its Affiliates for costs that they actually incurred to repair any such related defects or deficiencies).

“Capital Transaction” means (i) a transaction pursuant to which the indebtedness of the Company (whether or not secured by the Project) is refinanced or any additional borrowing by the Company, including the Loan; (ii) a sale, condemnation, exchange or other disposition of the Project or any part thereof; (iii) an insurance recovery or receipt of condemnation proceeds related to the Project; or (iv) any other transaction with respect to the Company which, in accordance with generally accepted accounting principles, is considered capital in nature.

“Certificate of Formation” means the certificate of formation of the Company filed with the Delaware Secretary of State as required by the Act, as such certificate of formation may be amended or amended and restated from time to time.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Company” has the meaning set forth in the recitals to this Agreement.

“Company Minimum Gain” has the meaning assigned to “partnership minimum gain” in Regulations Section 1.704-2(b)(2), as determined pursuant to Regulations Section 1.704-2(d).

“Completion Milestones” means, for each of the phases of the Project identified in the table below, the date for such phase set forth in the table below, as extended for delays resulting from Force Majeure Events of which the TCR Member or Developer promptly notifies Owner:

Begin basement level concrete pours	July 29, 2015
Begin framing residential units	February 24, 2016
Delivery of first residential unit	September 9, 2016
All residential units	May 22, 2017

“Construction Recoveries” means all recoveries from subcontractors, suppliers, insurers and similar persons in respect of construction warranty obligations, construction defects or similar claims.

“Debt Service” means, for any period, principal, interest and other required payments (including any required loan rebalancing or remargining payments, except to the extent that such loan rebalancing is required by the Lender as a result of a Hard Cost Overrun or Soft Cost Overrun) owing on the Loan or any other loan to the Company, but excluding any balloon payments due at maturity.

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“Default Action” has the meaning set forth in Section 6.6.

“Defaulting Member” has the meaning set forth in Section 8.4.4.

“Depreciation” means, for each taxable year, an amount equal to the depreciation, amortization and other cost recovery deductions allowable under the Code with respect to an asset for such taxable year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such taxable year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization and other cost recovery deductions for such taxable year bears to such beginning adjusted tax basis; provided, however, if the adjusted basis for federal income tax purposes of an asset at the beginning of such taxable year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managers.

“Developer” means Maple Multi-Family Operations, L.L.C., a Delaware limited liability company, an affiliate of the TCR Member.

“Development Agreement” means that certain Development Agreement between the Company and Developer, as the same may be amended from time to time.

“Development Fee” has the meaning set forth in Section 5.12.3.

“Dilution Contributions” means any Additional Capital Contributions as to which a Member has obtained the benefit of the 3:1 multiplier under Section 8.4.6.

“Disproportionate Contribution” means, in the case of the TCR Member, the unreturned Additional Capital Contributions (other than Dilution Contributions) of the TCR Member in excess of one-ninth of the aggregate unreturned Additional Capital Contributions (other than Dilution Contributions) of the BR Member and, in the case of the BR Member, the unreturned Additional Capital Contributions (other than any Dilution Contributions) of the BR Member in excess of nine time the aggregate unreturned Additional Capital Contributions (other than Dilution Contributions) of the TCR Member.

“Disproportionate Contribution Priority Return” means (i) an amount accruing at the rate of nine percent (9%) per annum on a Member's unreturned Disproportionate Contributions for Remargining Payments or payment of indemnity claims under Section 15.1 and at a rate of twenty percent (20%) per annum on a Member's unreturned Disproportionate Contributions for purposes other than Remargining Payments or such indemnity payments less (ii) all amounts actually distributed to the Member pursuant to Section 9.1(a) on account of Disproportionate Contribution Priority Return. The Disproportionate Contribution Priority Return shall be compounded monthly and calculated on a cumulative basis.

“Discretionary Changes” means any modifications or changes that the Members agree to make to the Plans or the Project (and any applicable corresponding changes to the Total Project Budget) that (i) are not required to complete the construction of the Project as originally contemplated by the Plans and (ii) are not necessitated by deficiencies in the Plans or government-mandated revisions of the Plans or the Project (except government-mandated revisions resulting from changes in building codes or other applicable laws after the date of this Agreement). Discretionary Changes include, for example, upgrades/downgrades of interior or exterior finishes, additional/fewer Project amenities, and increases/decreases in square footage.

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“Distributions” means the distributions payable (or deemed payable) to a Member.

“Due Date” has the meaning set forth in Section 8.1.2.

“Economic Interest” means a Member’s or Economic Interest Owner’s share of one or more of the Company’s Profits and Losses and distributions of the Company’s assets pursuant to this Limited Liability Company Agreement and the Act, but shall not include any right to vote on, consent to or otherwise participate in any decision of the Members or Managers.

“Economic Interest Owner” means the owner of an Economic Interest who is not a Member.

“Entity” means any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association, foreign trust or foreign business organization or other type of entity, including any governmental unit.

“Fiscal Year” means the Company’s fiscal year, which shall be the calendar year.

“Force Majeure Event” means acts of God, war, riots, civil insurrections, hurricanes, tornados, floods, earthquakes, epidemics or plagues, acts or campaigns of terrorism or sabotage, interruptions to domestic or international transportation, trade restrictions, delays caused by any governmental or quasi-governmental entity, shortages of materials, natural resources or labor, labor strikes, governmental prohibitions or regulations including administrative delays in obtaining building permits, inability to obtain materials or any other cause beyond the reasonable control of the Person seeking relief.

“Foreign Corrupt Practices Act” means the Foreign Corrupt Practices Act of the United States, 15 U.S.C. Sections 78a, 78m, 78dd-1, 78dd-2, 78dd-3, and 78ff, as amended.

“GC Contract” has the meaning set forth in Section 5.12.2.

“General Contractor” means Maple Multi-Family TX Contractor, L.L.C., a Texas limited liability company, an affiliate of the TCR Member.

“Gross Asset Value” means with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a)          The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset on the date of the contribution as determined by the Managers;

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(b)          The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values in accordance with Regulations Section 1.704-1(b)(2)(iv)(g) (taking Code Section 7701(g) into account), as determined by agreement of the Managers, as of the following times: (i) the acquisition of an additional Membership Interest by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for a Membership Interest; (iii) the grant of a Membership Interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by a new or existing Member acting in a Member capacity or in anticipation of being a Member; (iv) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); and (v) the grant of a noncompensatory option to acquire a Membership Interest in the Company (other than an option for a de minimis interest); provided, however, that an adjustment pursuant to clauses (i), (ii), (iii) and (v) shall be made only if the Managers reasonably determine that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(c)          The Gross Asset Value of any Company asset distributed to any Member (taking Code Section 7701(g) into account) shall be adjusted to equal the gross fair market value of such asset on the date of distribution as reasonably determined by the Managers; and

(d)          The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 732(d), 734(b) or 743(b), but only to the extent that the adjustment is taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), provided that Gross Asset Values will not be adjusted under this paragraph (d) to the extent that the Managers determine that an adjustment under paragraph (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment under this paragraph (d).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraph (a), (b) (c) or (d) hereof, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

“Hard Costs” means all items under the category heading “Hard Cost” in the Total Project Budget.

“Hard Cost Overrun” means, from time to time, the amount by which (i) the aggregate Hard Costs incurred in connection with the development and construction of the Project as of the date of measurement, excluding Hard Costs relating to Force Majeure Events or Discretionary Changes, exceed (ii) the sum of (A) the portion of the Total Project Budget allocated to Hard Costs (after any reallocation among line items within the Total Project Budget allowed by this Agreement), including the available Hard Cost contingency in the Total Project Budget, (B) Construction Recoveries applied to payment of Hard Costs and (C) all insurance proceeds collected as a result of casualty losses occurring prior to the Substantial Completion to the extent applied to payment of Hard Costs. Hard Cost Overruns include, without duplication, loan rebalancing payments required by a Lender in connection with a Loan, but only to the extent that such loan rebalancing payments are required by the Lender as a result of an actual or projected Hard Cost Overrun not relating to Force Majeure Events or Discretionary Changes. Hard Cost Overruns also include overruns resulting from Non-Discretionary Changes but not overruns resulting from Discretionary Changes.

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“Indemnitee” has the meaning set forth in Section 15.1.

“Initial Capital Contribution” means the initial contribution (which may be made in multiple installments in accordance with the terms hereof) to the capital of the Company made by a Member pursuant to this Limited Liability Company Agreement. The Initial Capital Contributions of the Initial Members are set forth on Exhibit A.

“Initial Members” means those persons identified on Exhibit A attached hereto and made a part hereof by this reference, who have executed this Agreement.

“Internal Rate of Return” and “IRR” means as of any date, the internal rate of return on the Total Investment of a Member to such date (including giving credit for the 3:1 multiplier on the Member’s Additional Capital Contributions as may occur under Section 8.4.6 below), calculated to be that discount rate (expressed on a percentage basis), compounded monthly, which when applied to such Total Investment and the corresponding Distributions with respect thereto, causes the net present value, as of such date, of such Distributions and Total Investment to equal zero. For this purpose, Capital Contributions and Distributions shall be assumed to have occurred as of the first of the month nearest the actual date such Capital Contribution or Distribution is made. The formula used to calculate IRR shall be: (1 + monthly IRR) ^ 12-1.

“Land Contract” has the meaning set forth in Section 5.12.5.

“Lender” means Compass Bank.

“Limited Liability Company Agreement” or “Agreement” means this Limited Liability Company Agreement, as amended from time to time.

“Liquidators” has the meaning set forth in Section 14.3.1.

“Loan” means the construction loan obtained by the Company for the development of the Project in the amount of $57,000,000.00.

“Loan Contingency” has the meaning set forth in Section 8.1.4(a).

“Loan Guaranty” has the meaning set forth in Section 6.5.2.

“Major Decision” has the meaning set forth in Section 7.7.

“Management Agreement” has the meaning set forth in Section 5.15.

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“Management Committee” has the meaning set forth in Section 5.4.1.

“Management Company” has the meaning set forth in Section 5.15.

“Managers” means the BR Member and the TCR Member, or any other Person(s) that succeed such Persons in their capacities as Managers.

“Mandatory Developer Cost Overrun Loan” has the meaning set forth in Section 8.4.5.

“Member” means each of the Initial Members and each of the Persons who may hereafter become Members. To the extent a Manager has purchased a Membership Interest in the Company, the Manager will have all the rights of a Member with respect to such Membership Interest, and the term “Member” as used herein shall include a Manager to the extent it has purchased such Membership Interest in the Company. If a Person is a Member immediately prior to the purchase or other acquisition by such Person of an Economic Interest, such Person shall have all the rights of a Member with respect to both its existing Membership Interest and such purchased or otherwise acquired Economic Interest, as the case may be. The initial Ownership Percentages associated with the Membership Interests of the Members are set forth on Exhibit A attached hereto and incorporated herein by reference.

“Member Minimum Gain” has the meaning assigned to “partner nonrecourse debt minimum gain” in Regulations Section 1.704-2(i)(2).

“Member Nonrecourse Debt” has the meaning assigned to “partner nonrecourse debt” in Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Deductions” has the meaning assigned to “partner nonrecourse deduction” in Regulations Section 1.704-2(i)(1).

“Membership Interest” means a Member’s entire interest in the Company including such Member’s Economic Interest and the right to participate in the management of the business and affairs of the Company, including the right to vote on, consent to, or otherwise participate in any decision or action of or by the Members granted pursuant to this Limited Liability Company Agreement or the Act.

“Net Cash Flow” means, for any period, the total annual cash gross receipts of the Company during such period derived from Company's direct or indirect interest in the Project and any and all sources, other than Capital Contributions or proceeds realized as a result of a Capital Transaction during such period, together with any amounts included in Reserves (other than Reserve amounts derived from Capital Contributions or Capital Transactions, unless such amounts are used to pay Debt Service, Operating Expenses or any balloon payments on loans at maturity) from prior periods which the Managers determine to release less (i) Debt Service for such period or any balloon payments on loans at maturity paid during such period (other than Debt Service or balloon payments paid from Capital Contributions or proceeds from a Capital Transaction), (ii) the Operating Expenses of the Company paid during such period (other than Operating Expenses paid from Capital

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Contributions or proceeds from a Capital Transaction), and (iii) any increases or replacements in Reserves (other than from Capital Contributions or proceeds from a Capital Transaction) during such period.

“Non-Defaulting Member” has the meaning set forth in Section 8.4.4.

“Non-Development Cost Overrun” means any cost overruns with respect to Hard Costs or Soft Costs which are attributable to Force Majeure Events, property taxes (unless attributable to failure to achieve the Completion Milestones), Debt Service (unless attributable to failure to achieve the Completion Milestones) other than any balloon payments due on loans at maturity, Discretionary Changes and/or operating deficits for the Project (unless attributable to failure to achieve the Completion Milestones).

“Non-Discretionary Changes” means any modifications or changes that the Members are required to make to the Plans or to the Project (other than Discretionary Changes), except a government-mandated modification or change resulting from changes in building codes or other applicable laws after the date of this Agreement. Non-Discretionary Changes include, for example, changes to the Plans or the constructed portions of the Project to correct design or construction deficiencies or to implement government-mandated revisions not resulting from changes in building codes or other applicable laws after the date of this Agreement, or general contractor claims under the GC Contract for increased compensation due to errors or inconsistencies in the Plans, concealed conditions, delays or other reasons, in any such case unless resulting from a Force Majeure Event.

“Nonrecourse Deductions” has the meaning assigned to it in Regulations Section 1.704-2(b)(1). The amount of Nonrecourse Deductions for a taxable year of the Company equals the net increase, if any, in the amount of Company Minimum Gain during that taxable year, determined according to the provisions of Regulations Section 1.704-2(c).

“Notices” has the meaning set forth in Section 16.13.

“Offeree” has the meaning set forth in Section 12.6.2.

“Offeror” has the meaning set forth in Section 12.6.2.

“Operating Budget” has the meaning set forth in Section 5.14.2.

“Operating Expenses” means all cash expenditures made by the Company in connection with owning and operating the Project or otherwise conducting its business.

“Ownership Percentage” means, subject to adjustment pursuant to other provisions of this Agreement, the Ownership Percentage of each Member as described on Exhibit A.

“Person” means any individual or Entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such “Person” where the context so permits.

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“Plans” means the plans and specifications for the Project identified in Exhibit D, as they may be updated from time to time by (i) the mutual consent of all of the Members, (ii) changes made by the TCR Member in accordance with Section 7.7(s) or (iii) changes made by the Developer pursuant to Section 3.2.3 of the Development Agreement.

“Postal Service” has the meaning set forth in Section 16.13.

“Principals” means Kenneth J. Valach, Sean Rae and Scot Davis.

“Profits” or “Losses” means, for each for each taxable year, an amount equal to the Company’s taxable loss or income, respectively, for such taxable year, determined in accordance with Section 703(a) of the Code (and for this purpose, all items of income, gain, loss, or reduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

(a)          Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

(b)          Any expenditures of the Company described in Section 705(a)(2)(B) of the Code, or treated as a Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses shall be subtracted from such taxable income or loss;

(c)          \In the event the Gross Asset Value of any Company asset is adjusted pursuant to paragraph (b) or (c) of the definition thereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

(d)          Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(e)          In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for the taxable year;

(f)          To the extent an adjustment to the tax basis of any Company asset pursuant to Code Section 734(b) is required pursuant to Treasury Regulations Section 1.704 1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than a complete liquidation of Member’s interest in the Company (within the meaning of the Code), the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and

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(g)          Any items which are specially allocated pursuant to Article 10 hereof shall not be taken into account in computing Profits or Losses but shall be determined by applying rules analogous to those set forth in paragraphs (a) through (d) of this definition.

If the profit or loss for a taxable year, as adjusted in the manner provided herein, is a positive amount, such amount shall be the Profits for such taxable year; and if the profit or loss for a taxable year, as adjusted in the manner provided herein, is a negative amount, such amount shall be the Losses for such taxable year.

“Project” means a Class A rental apartment complex operating under the name “Alexan CityCentre” to be constructed upon the Property, such complex to encompass approximately 340 units and approximately 281,891 net rentable square feet.

“Property” means that certain real property located in Houston, Texas which is more particularly described in Exhibit B attached hereto and incorporated herein, upon which the Company intends to develop the Project.

“Pursuit Costs” means pre-development costs with respect the Project, such as earnest money deposits, and other related pursuit costs detailed in the Pursuit Costs Budget and incurred in connection with the acquisition and development of the Project.

“Pursuit Costs Budget” means that certain budget attached hereto as Exhibit E.

“Regulatory Allocations” has the meaning set forth in Section 10.3.1.

“Reimbursement Request” has the meaning set forth in Section 8.1.1.

“REIT” means a real estate investment trust as defined in Code Section 856.

“REIT Member” means any Member, if such Member is a REIT or a direct or indirect subsidiary of a REIT.

“REIT Prohibited Transaction” has the meaning set forth in Section 5.16.3.

“REIT Requirements” means the requirements for qualifying as a REIT under the Code and the Regulations.

“Remargining Payment” means any payment of principal on the Loan or another mortgage loan to the Company that is (i) to cover a gap between the outstanding balance of the Loan or such other mortgage loan and proceeds of any mortgage loan obtained to refinance the Loan or such other mortgage loan, (ii) to meet requirements for extension of the maturity of the Loan or such other mortgage loan or (iii) to satisfy a remargining requirement that is part of the Loan or such other mortgage loan.

“Removal Action” has the meaning set forth in Section 5.9.

“REOC” has the meaning set forth in Section 5.16.1.

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“Representatives” means the meaning set forth in Section 5.4.1.

“Reserves” means with respect to any fiscal period, funds set aside or amounts allocated to reserves for the Company during such period, which shall be maintained in amounts deemed sufficient by the Managers for working capital, capital expenditures, repairs, replacements and anticipated expenditures for paying taxes, insurance, debt service or other costs or expenses incident to the ownership of the Project or the operation of the Company’s business.

“Soft Cost(s)” means all items under the category heading “Soft Cost” in the Total Project Budget. Soft Costs include, without limitation, architectural and engineering fees and legal fees incurred by the Company.

“Soft Cost Overrun” means, from time to time, the amount by which (i) the aggregate Soft Costs incurred in connection with the development and construction of the Project as of the date of measurement, excluding Soft Costs relating to Force Majeure Events, property taxes (unless attributable to failure to achieve the Completion Milestones), Debt Service (unless attributable to failure to achieve the Completion Milestones) other than any balloon payments due on loans at maturity, Discretionary Changes and/or operating deficits for the Project (unless attributable to failure to achieve the Completion Milestones), exceed (ii) the sum of (A) the portion of the Total Project Budget allocated to Soft Costs (after any reallocation among line items within the Total Project Budget allowed by this Agreement), including the available Soft Cost contingency in the Total Project Budget, (B) Construction Recoveries applied to payment of Soft Costs and (C) all insurance proceeds collected as a result of casualty losses occurring prior to the Substantial Completion to the extent applied to payment of Soft Costs. Soft Cost Overruns include, without duplication, loan rebalancing payments required by a Lender in connection with a Loan, but only to the extent that such loan rebalancing payments are required by the Lender as a result of an actual or projected Soft Cost Overrun not relating to Force Majeure Events, property taxes (unless attributable to failure to achieve the Completion Milestones), Debt Service (unless attributable to failure to achieve the Completion Milestones) other than any balloon payments due on loans at maturity, Discretionary Changes and/or operating deficits for the Project (unless attributable to failure to achieve the Completion Milestones). Soft Cost Overruns includes overruns resulting from Non-Discretionary Changes but excludes overruns resulting from Discretionary Changes.

“Substantial Completion” means (i) the architect for the Project has certified that the construction of the Project has been substantially completed in accordance with the Plans (subject to completion of punch list items estimated to cost not more than $200,000) and (ii) a certificate of occupancy has been issued by the City of Houston for the entire Project.

“taxable year” means a Fiscal Year or other period for which the Code or the Regulations requires Profits and Losses to be determined and allocated to the Members for federal income tax purposes.

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“TCR Change of Control” shall be deemed to have occurred if, at any time prior to Substantial Completion, none of the Principals or another Person reasonably acceptable to the BR Member continues to be actively involved in the Project and able to perform his or her responsibilities as a representative of the TCR Member.

“TCR Cost Overrun Loan” has the meaning set forth in Section 8.4.2.

“TCR Guarantors” means CFP Residential, L.P., a Texas limited partnership, CFH Maple Residential Investor, L.P., a Texas limited partnership, VF MultiFamily Holdings, Ltd., a Texas limited partnership, VF Residential, Ltd., a Texas limited partnership, and Maple Residential, L.P., a Delaware limited partnership.

“TCR Indemnified Party” has the meaning set forth in Section 5.9.

“TCR Member” has the meaning set forth in the preamble to this Agreement.

“TCR Transferee” has the meaning set forth in Section 12.2(b).

“Total Investment” means the sum of the aggregate Capital Contributions made by a Member.

“Total Project Budget” means the final budget annexed hereto as Exhibit C, as it may be updated from time to time by the mutual consent of all of the Members or to allow for reallocation of line items by the TCR Member or the Developer in accordance with Section 5.14 of this Agreement or Section 4.2 of the Development Agreement.

“Transfer” has the meaning set forth in Section 12.1.

“Treasury Regulations” or “Regulations” means the Income Tax Regulations promulgated under the Code, as amended from time to time (including corresponding provisions of succeeding regulations).

“Valuation Amount” has the meaning set forth in Section 12.6.2.

“UBTI” has the meaning set forth in Section 5.16.2.

ARTICLE 2.

FORMATION OF COMPANY

2.1           Formation. On June 17, 2014, the Company was formed as a Delaware limited liability company by executing and delivering the Certificate of Formation to the Secretary of State of Delaware in accordance with the provisions of the Act.

2.2           Name. The name of the Company is BR T&C Blvd., LLC. The Company may do business under that name and under any other name or names which the Members select. If the Company does business under a name other than that set forth in its Certificate of Formation, then the Company shall file a trade name certificate as required by law.

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2.3           Principal Place of Business. The principal place of business of the Company is 820 Gessner Road, Suite 760, Houston, Texas 77024. The Company may locate its places of business at any other place or places as the Managers may from time to time deem advisable.

2.4           Registered Office and Registered Agent. The Company’s initial registered office and the name of its initial registered agent shall be as set forth in the Certificate of Formation. The registered office and registered agent may be changed from time to time by filing the address of the new registered office and/or the name of the new registered agent with the Secretary of State of Delaware pursuant to the Act.

2.5           Term. The term of the Company commenced on the date the Certificate of Formation was filed with the Secretary of State of Delaware and shall continue thereafter in perpetuity unless earlier dissolved in accordance with the provisions of this Limited Liability Company Agreement or the Act.

ARTICLE 3.

BUSINESS OF COMPANY

3.1           Permitted Businesses. The business of the Company shall be:

(a)          To acquire, develop, sell, exchange, construct, improve, subdivide, mortgage, lease, maintain, transfer, operate, own as an investment and/or otherwise engage in all general business activities related or incidental to the ownership and development of the Property and the Project; and

(b)          To engage in all activities necessary, customary, convenient, or incident to any of the foregoing.

The Members and the Managers acknowledge that the Project is to be developed and held for investment with the intent of maximizing the return to the Members, but such investment intent shall not preclude a disposition of the Project consistent with the terms of this Agreement. The Members acknowledge that the current business plan for the Company does not contemplate a sale of the Project at a specific date.

ARTICLE 4.

NAMES AND ADDRESSES OF INITIAL MEMBERS

The names and addresses of the Initial Members are set forth on Exhibit A attached hereto and by this reference made a part hereof.

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ARTICLE 5.

RIGHTS AND DUTIES OF MANAGERS

5.1           Management. The business and affairs of the Company shall be managed by its Managers, subject to the participation of the Management Committee as provided in other provisions of this Agreement. Except for situations in which the approval of the Members is expressly required by this Agreement or by nonwaivable provisions of applicable law or as otherwise set forth in this Agreement, the Managers shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company’s business. Unless authorized to do so by this Agreement or by the Managers or the Management Committee, no attorney-in-fact, employee or other agent of the Company shall have any power or authority to bind the Company in any way, to pledge the Company’s credit or to render the Company pecuniarily liable for any purpose. No Member shall have any power or authority to bind the Company unless the Member has been authorized by the Managers or the Management Committee to act as an agent of the Company in accordance with the previous sentence. The day-to-day administration and management of the development and construction of the Project will be delegated to the Developer pursuant to the terms, conditions and obligations of the Development Agreement. In addition, the Managers hereby delegate to the TCR Member the authority (without further approval by the Managers or the Management Committee) to implement any Operating Budget approved in accordance with the terms of this Limited Liability Company Agreement.

5.2           Number and Tenure. The Company shall have two (2) Managers, and BR Member and the TCR Member shall serve as the initial Managers. Each Manager shall hold office until its successor shall have been elected and qualified or until its earlier resignation or removal.

5.3           Certain Powers of Managers. Subject to receipt of the applicable approvals under Sections 5.4 and 7.7 below, the Managers shall have power and authority, on behalf of the Company:

(a)          To cause Company to acquire the Property, to close on the Loan and to construct and develop the Project.

(b)          To invest any Company funds (by way of example but not limitation) in time deposits, short-term governmental obligations, or other investments, provided the funds in any such investment vehicle (other than governmental obligations or an investment vehicle that holds only governmental obligations) are insured by the Federal Deposit Insurance Corporation (or its successor or replacement).

(c)          To execute all instruments and documents, including, without limitation, checks, drafts, notes and other negotiable instruments; purchase and sale agreements; mortgages or deeds of trust; security agreements; financing statements; deeds, contracts, settlement statements, agreements, affidavits and any other documents providing for the acquisition, mortgage or disposition of the Company’s property; assignments; bills of sale; leases; and any other instruments or documents necessary, in the opinion of the Managers, to the business of the Company.

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(d)          To purchase liability and other insurance to protect employees, officers, property and business.

(e)          Subject to Section 5.14, to employ accountants, engineers, architects, surveyors, attorneys, managing agents, leasing agents, and other experts to perform services for the Company and to compensate them from Company funds.

(f)          To enter into any and all other agreements on behalf of the Company, with any other Person for any purpose, in such forms as the Managers may approve.

(g)          To create offices and designate officers, who need not be Members. Any such persons appointed to be officers of the Company may or may not be employees of the Company, any Member, or any Affiliate thereof. Any officers so appointed shall have such authority and perform such duties as the Managers may, from time to time, expressly delegate to them in writing and the officers so appointed shall serve at the pleasure of the Managers.

(h)          To borrow money for the Company from banks, other lending institutions, Managers, Members, or Affiliates of the Managers or Members on such terms as the Managers deem appropriate and, in connection therewith, to hypothecate, encumber and grant security interests in the assets of the Company to secure repayment of the borrowed sums.

(i)          To subdivide the Property or portions thereof.

(j)          To do and perform all other acts as may be necessary or appropriate to the conduct of the Company’s business, to the extent such acts are not reserved unto the Members pursuant another provision of this Agreement, including Section 7.7.

5.4           Management Committee.

5.4.1           The Managers and Members hereby establish a management committee (the “Management Committee”) for the Company for the purpose of the Managers considering and approving actions pursuant to Section 5.3. The Management Committee shall consist of four (4) individuals, each appointed to act as a representative of the Manager that appointed him or her (the “Representatives”) as follows: (i) BR Member, or its successor as Manager, shall be entitled to designate two (2) Representatives to represent it as Manager and (ii) TCR Member, or its successor as Manager, shall be entitled to designate two (2) Representatives to represent it as Manager. The initial members of the Management Committee are set forth on Exhibit A.

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5.4.2           Each Representative as a member of the Management Committee, subject to this Section 5.4.2, shall hold office until death, resignation or removal at the pleasure of the Manager that appointed him or her. Any Representative may resign at any time by giving written notice to the Manager that appointed such Representative. The resignation of any Representative shall take effect upon receipt of notice thereof by such Manager or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. A Representative shall also cease to be a member of the Management Committee upon the resignation or removal as a Manager of the Company of the Manager that appointed such Representatives. If a vacancy occurs on the Management Committee, the Manager with the right to appoint and remove such vacating Representative shall appoint his or her successor. A Manager shall lose its right to have its Representatives vote on any item as of the date on which such Manager ceases to be a Manager, including by means of removal under Section 5.9 or as otherwise provided in this Agreement. If the BR Member transfers all or a portion of its Membership Interest to a transferee permitted by Section 12.2(a)), such transferee shall automatically, and without any further action or authorization by any Manager or Member, succeed to the rights and powers of the BR Member under this Section 5.4 as may be agreed to between the BR Member which is transferring the Membership Interest, on the one hand, and the permitted transferee to which the Membership Interest is being transferred, on the other hand, including the shared or unilateral right to appoint the Representatives that the BR Member was theretofore entitled to appoint pursuant to this Section 5.4. If the TCR Member transfers all or a portion of its Membership Interest to a transferee permitted pursuant to Section 12.2(b), such permitted transferee shall automatically, and without any further action or authorization by any Manager or Member, succeed to the rights and powers of the TCR Member under this Section 5.4 as may be agreed to between the TCR Member which is transferring the Membership Interest, on the one hand, and the permitted transferee to which the Membership Interest is being transferred, on the other hand, including the shared or unilateral right to appoint the Representatives that the TCR Member was theretofore entitled to appoint pursuant to this Section 5.4.

5.4.3           The Management Committee shall meet at least once every quarter (unless waived by mutual agreement of the Managers) and as otherwise required. The only Representatives required to constitute a quorum for a meeting of the Management Committee shall be one (1) Representative appointed by BR Member and one (1) Representative appointed by TCR Member; provided, however, if any Representative fails to attend any meeting and as a result thereof the Management Committee is unable to obtain a quorum, and thereafter such Representative fails to agree to reschedule and attend any such meeting within 15 days after receipt of written notice that the Management Committee was unable to obtain a quorum, then a quorum can be obtained without the attendance of a Representative of the Manager who selected the absent Representative.

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5.4.4           Each of the two (2) Representatives appointed by BR Member shall be entitled to cast one (1) vote on any matter that comes before the Management Committee and each of the two (2) Representatives appointed by TCR Member shall be entitled to cast one (1) vote on any matter that comes before the Management Committee; provided, however, that from and after the admission of BR REIT as a direct or indirect owner of the BR Member and the BR Member delivering notice to the TCR Member that such admission has been complete, each of the two (2) representatives appointed by the BR Member shall be entitled to cast two (2) votes on any matter that comes before the Management Committee. Approval by the Management Committee of any matter (other than matters which are Major Decisions under Section 7.7 or which may be made unilaterally by a Member, but only as expressly set forth in this Agreement) shall require the affirmative vote of at least a majority of the votes of the Representatives then in office voting at a duly held meeting of the Management Committee.

5.4.5           Any meeting of the Management Committee may be held by telephone conference call, video conference or through similar communications equipment by means of which all persons participating in the meeting can communicate with each other. Participation in a telephonic and/or video conference meeting held pursuant to this Section 5.4.5 shall constitute presence in person at such meeting.

5.4.6           Any action required or permitted to be taken at a meeting of the Management Committee may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by Representatives having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Representatives entitled to vote thereon were present and voted. All consents shall be filed with the minutes of the proceedings of the Management Committee.

5.4.7           A member of the Management Committee may act solely in the self interest of the Manager that appointed such member. A member of the Management Committee will have no obligation to consider the interests of the Company or any Member or Manager other than the Manager that appointed such member, nor will a member of the Management Committee have any fiduciary duty, duty or loyalty, duty of good faith, duty to disclose or other duty or obligation whatsoever to the Company or any Member or Manager other than the Manager that appointed such member. In considering the interest of the Manager that appointed such member, a member of the Management Committee may take into account the Manager’s interest as a Member or a Manager or both. To the maximum extent permitted under applicable law, each of the Company, the Members and the Managers hereby waives all duties and obligations, including any fiduciary duty, duty or loyalty, duty of good faith, duty to disclose or other duty or obligation, that a member of the Management Committee otherwise would have to it to the extent such duties and obligations are inconsistent with this Section 5.4.7.

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5.5           Limitation of Liability. No Member, Manager or Representative has guaranteed, nor shall any of them have any obligation with respect to, the return of a Member’s Capital Contributions or profits from the operation of the Company. Each Member, Manager or Representative shall be entitled to rely on information, opinions, reports or statements, including but not limited to financial statements or other financial data prepared or presented in accordance with the provisions of the Act. No Member, Manager or Representative shall be liable to the Company or to any of the others of them for negligence or for mistakes of judgment or losses or liabilities due to such negligence or for mistakes of judgment or to the negligence, dishonesty, unlawful acts or bad faith of any employee, broker or other agent, accountant, attorney, other professional or person employed by the Company provided that such person was selected, engaged, retained and supervised by such Member, Manager or Representative, as applicable, without gross negligence. No Member, Manager or Representative shall have any liability to the Company or to any of the other of them for any loss suffered by the Company which arises out of any action or inaction of such Member, Manager or Representative if, prior thereto, such Member, Manager or Representative, in good faith, determined that such course of conduct was within the authority allowed to it by this Agreement and such course of conduct did not constitute fraud, willful misconduct, a material breach of this Agreement or gross negligence.

5.6           Managers and Representatives Have No Exclusive Duty to Company. A Manager or Representative shall not be required to manage the Company as his, her or its sole and exclusive function and he, she or it may have other business interests and may engage in other activities in addition to those relating to the Company. Neither the Company nor any Member shall have any right, by virtue of this Limited Liability Company Agreement, to share or participate in such other investments or activities of a Manager or Representative or to the income or proceeds derived therefrom. A Manager or Representative shall incur no liability to the Company or to any of the Members as a result of engaging in any other business or venture. Nothing in this Section 5.6 limits the responsibility of a Representative to the Manager that appointed such Representative.

5.7           Bank Accounts. The Managers may from time to time open bank accounts, brokerage accounts and other accounts in the name of the Company, and the Managers shall be the sole signatory thereon, unless the Managers determine otherwise.

5.8           Resignation. Any Manager of the Company may resign at any time by giving written notice to the Members of the Company. The resignation of any Manager shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The resignation of a Manager shall also constitute the resignation of such Manager’s Representatives on the Management Committee. The resignation of a Manager who is also a Member shall not affect the Manager’s rights as a Member and shall not constitute a withdrawal of a Member.

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5.9           Removal of Managers. At a meeting called expressly for that purpose, a Manager may be removed, by the affirmative vote of all Members (excluding the Membership Interest of BR Member or its permitted transferee in the event BR Member or its permitted transferee, or an Affiliate of any of them, is the subject of such removal vote and excluding the Membership Interest of TCR Member or its permitted transferee in the event TCR Member or its permitted transferee, or an Affiliate of any of them, is the subject of such removal vote), but only in the event of any of the following (each a “Removal Action”): (i) a material breach of this Agreement (but expressly excluding failure to make an Additional Capital Contribution) on the part of such Manager (either as a Manager or as a Member), which breach shall continue uncured for thirty (30) calendar days after the giving of written notice thereof to such Manager by a Member specifying the nature of such breach or, if more than thirty (30) days is reasonably required to cure such breach and if the defaulting Manager commences to cure within the original thirty (30) day cure period and diligently continues to cure such breach, such additional time as is reasonably necessary to cure the breach not to exceed an additional thirty (30) days; (ii) fraud, gross negligence or willful misconduct on the part of such Manager in management of the business or affairs of the Company; (iii) Bankruptcy of such Manager; (iv) willful misappropriation of Company funds by the Manager; (v) the transfer of a Membership Interest or a direct or indirect ownership interest in the Manager in violation of this Agreement or, in the case of the TCR Member, the occurrence of a TCR Change of Control in violation of this Agreement; (vi) the Manager’s withdrawal as a Member in violation of the Agreement; (vii) failure of such Manager (as a Member) to fund any Initial Capital Contribution required of it under Section 8.1 or any Mandatory Developer Cost Overrun Loan, TCR Cost Overrun Loan or BR Cost Overrun Loan required of it and, in any such case, continuation of such failure for thirty (30) days; or (viii) in the case of a Manager designated by the TCR Member, the termination of the Development Agreement or the GC Contract as a result of an event of default by the Developer or the General Contractor thereunder. The removal of a Manager shall also constitute the removal of Representatives on the Management Committee appointed by such Manager. The removal of a Manager who is also a Member shall not affect the Manager’s rights as a Member and shall not constitute a withdrawal of the Manager as a Member. If the TCR Member is removed as a Manager as a result of any Removal Action, (x) the Developer may be terminated as the developer under the Development Agreement, (y) the General Contractor may be terminated as the general contractor under the GC Contract and (z) if the removal occurs before Substantial Completion, the TCR Member will no longer be entitled to receive any portion of the promote otherwise payable under Section 9.1 (i.e. the 20% share payable under subsection (h) thereof, the 30% share payable under Section (i) thereof and the 50% share payable under subsection (j) thereof) but rather, from and after such removal, shall only share in distributions as a Member based on its Ownership Percentage in the amount distributed (including the amount that otherwise would have constituted the promote). In any instance where the TCR Member is removed as Manager and/or the Developer is removed as developer under the Development Agreement and/or the General Contractor is terminated as the general contractor under the GC Contract, regardless of the cause of such removal or termination, the BR Member shall cause the TCR Member, the TCR Guarantors and/or any Affiliate of the TCR Member that executed a Loan Guaranty or any other guaranty or indemnity agreement for a loan to the Company to be released in full from such Loan Guaranty or other guaranty or indemnity agreement; provided, that, if the BR Member is unable to obtain such release despite its commercially reasonable efforts to do so, the BR Member and Affiliates of the BR Member reasonably acceptable to the TCR Member shall be obligated to indemnify and hold harmless the TCR Member, the TCR Guarantors and/or any such Affiliate (each, a “TCR Indemnified Party”), pursuant to an indemnification agreement in form and substance reasonably satisfactory to the TCR Indemnified Parties, without prejudice to any other indemnification right under Sections 15.1 and 15.2, for any amount paid by the TCR Indemnified Parties under such Loan Guaranty or other guaranty or indemnity agreement and actual losses and expenses (including reasonable attorney’s fees and costs) incurred by the TCR Indemnified Parties in defending against a claim for performance under such Loan Guaranty or other guaranty or other guaranty or indemnity agreement, except to the extent (i) the TCR Indemnified Parties are separately obligated to the Company or the BR Member, without right of reimbursement, under a written agreement for the amount sought to be recovered under such Loan Guaranty or indemnity agreement or (ii) the amount sought to be recovered would never be collectible from, or claimed against, the Company but for the fraud, willful misconduct or gross negligence by the TCR Indemnified Parties; provided, however, that the BR Member and its Affiliates shall not be obligated to indemnify the TCR Indemnified Parties if (x) the Developer, the General Contractor or the TCR Member was removed as a result of a Removal Action described in any of clauses (ii), (iii), (iv), (v), (vi), (vii) or (viii) above or (y) with respect to any action taken by the BR Member after the date of removal, the TCR Member has expressly approved of or consented to the action taken by BR Member in writing within two (2) business days following the receipt of written notice from BR Member that BR Member intends to take such action (and if the TCR Member has not affirmatively responded to BR Member by the end of such two (2) business day period, the TCR Member shall be deemed to have expressly disagreed with the action).

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5.10         Vacancies. Any vacancy occurring for any reason in the number of Managers of the Company may be filled by the affirmative vote of all Members (excluding the Membership Interest of BR Member or its permitted transferee to the extent the vacancy results from BR Member or its permitted transferee, or an Affiliate of any of them, being removed as Manager and excluding the Membership Interest of TCR Member or its permitted transferee to the extent the vacancy results from TCR Member or its permitted transferee, or an Affiliate of any of them, being removed as Manager). A Manager elected to fill a vacancy shall hold office until its successor shall be elected and shall qualify or until its earlier resignation or removal.

5.11         Salaries. The salaries and other compensation, if any, of the Managers shall be fixed from time to time by an affirmative vote of all the Members, and no Manager shall be prevented from receiving a salary or other compensation by reason of the fact that it is also a Member of the Company. The salaries and other compensation, if any, of a Representative or any officer of the Company shall be fixed from time to time by an affirmative vote of all the Members.

5.12         Development and Development Fee.

5.12.1         Development Agreement. The Company and Developer have entered into a mutually agreed form of Development Agreement to govern the rights and responsibilities of the Company and Developer with respect to the development and construction of the Project, including a Development Fee payable to Developer as described below. Developer will cause the Project to be constructed in accordance with the terms of the Development Agreement.

5.12.2         General Contractor. The Company has engaged the General Contractor pursuant to a “cost plus fee” contract for construction of the Project (the “GC Contract”). The fee payable to the General Contractor thereunder is five percent (5%) of the Hard Costs in the Total Project Budget.

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5.12.3         Development Fee. Under and subject to the Development Agreement, Developer will be entitled to earn a fee (the “Development Fee”) equal to three percent (3%) of the Total Project Budget (exclusive of the Development Fee). The Development Fee shall compensate Developer for all development management and project management services (including project accounting and financial reporting) required to achieve Substantial Completion. The Development Fee shall be paid on a proportional basis (based on the percentage of the construction completed) from draws against Capital Contributions (until the Initial Capital Contributions are funded) and the Loan or, to the extent not funded from those sources, other existing available funds of the Company or, upon Final Completion, Additional Capital Contributions; provided, however, that no portion of the Development Fee shall be paid from the initial Capital Contributions made for the acquisition of the Property and payment of Pursuit Costs.

5.12.4         Development Information. During the construction process, the TCR Member will provide or cause the Developer to provide to the Company and BR Member copies of all draw-related information for the Loan, including but not limited to monthly copies of the construction draws and construction draws top sheets with budget-versus-actual information, plus full physical access to the Property and all documentation of the Company in connection with the development and construction of the Project.

5.12.5         Developer Contribution. For no additional charge or credit to the TCR Member’s Capital Account, TCR Member shall convey or cause Developer or its Affiliates to convey to the Company all of (i) ownership and contract rights in and to the Property and/or purchase agreements related to the Property held by TCR Member or Developer or their Affiliates, including but not limited to rights to acquire the Property in accordance with the various existing purchase agreements related to the acquisition of the Property (together, the “Land Contract”), (ii) all design and construction plans for the Project (at Developer’s actual cost, free and clear of all liabilities) and (iii) all other tangible and intangible rights associated with the Project held by TCR Member or Developer or their Affiliates.

5.12.6         BR Member’s Owner Representative. The BR Member will be entitled to staff the Project, at the expense of the Company, with an owner’s representative throughout the construction period to oversee, supervise and assist the Developer in the administration of the Project as needed by the Developer. The reasonable cost of the owner’s representative, which shall not exceed $50,000, will be capitalized into the Total Project Budget and paid from the construction draws to the extent approved by Lender (or, to the extent not so paid, added to the Capital Account of the BR Member and set off on a dollar for dollar basis amounts owed for the owner’s representative).

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5.12.7         Warranties. TCR Member shall cause the General Contractor to warrant to the Company the construction of the Project for twelve (12) months after the Certificate of Occupancy is received for the Project such that the General Contractor must promptly correct and repair, at its sole cost and expense to the extent not allowed as a reimbursable cost under the GC Contract, all defects discovered during such twelve (12) month period. The Company may not assign such warranty by TCR Member or the General Contractor, but any subcontractor warranties may be assigned by the Company to any third party who purchases the Project from the Company during such period as the subcontractor warranties continue.

5.13         Limit on Construction Warranties. While Developer and, to an extent, the TCR Member will act as the representative of the Company in dealings with and supervision of the architect, engineer and other design professionals for the Project and the contractors, subcontractors, suppliers, materialman and artisans engaged in connection with the Project, except as provided in Section 5.12.7, the TCR Member will not be obligated to provide any warranty of construction nor will the TCR Member be liable for errors in design, any departure from the plans and specifications or any other construction defect in the Project. Neither the TCR Member nor any of its Affiliates (except as provided in the GC Contract in respect of the General Contractor and the Development Agreement in respect of the Developer) is a guarantor of the work of any architect, engineer or other design professional or the work of any contractor, subcontractor, supplier, materialman or artisan engaged in connection with the Project. NEITHER THE TCR MEMBER NOR ANY OF ITS AFFILIATES (EXCEPT AS PROVIDED IN THE GC CONTRACT IN RESPECT OF THE GENERAL CONTRACTOR AND THE DEVELOPMENT AGREEMENT IN RESEPCT OF THE DEVELOPER) WILL BE RESPONSIBLE FOR ERRORS IN DESIGN OF THE PROJECT OR FOR CONSTRUCTION DEFECTS. UNDER NO CIRCUMSTANCE WILL THE TCR MEMBER OR ANY OF ITS AFFILIATES BE RESPONSIBLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES SUFFERED BY THE COMPANY OR ANOTHER MEMBER OR MANAGER AS A RESULT OF DEFECTS IN DESIGN OR CONSTRUCTION OF THE PROJECT, INCLUDING ANY LOSS IN REVENUES, EXCESS CARRYING COSTS, ANY LOSS OF OPPORTUNITIES, ANY LIABILITY TO OTHER PERSONS FOR LOSS, INJURY OR DAMAGE TO PERSONS OR PROPERTY OR DEATH, OR ANY DAMAGE TO THE PROJECT. The Company retains the risk of (a) adequacy of all plans and specifications and compliance of plans and specifications with applicable laws and (b) subject to the Company’s rights under the GC Contract and the Development Agreement, conformance of construction with the applicable plans and specifications, applicable laws and sound building practices. THE TCR MEMBER SPECIFICALLY DISCLAIMS ALL WARRANTIES, INCLUDING ANY WARRANTY OF MERCHANTABILITY, HABITABILITY OR GOOD AND WORKMANLIKE CONSTRUCTION AND WARRANTIES OF FITNESS FOR USE OR ACCEPTABILITY FOR THE PURPOSE INTENDED, AND THE COMPANY AND THE OTHER MEMBERS AND MANAGERS WAIVE ALL BASIS FOR RECOVERY OR REIMBURSEMENT (INCLUDING ANY GROUND FOR RECOVERY BASED ON NEGLIGENCE OR STRICT LIABILITY), TO THE EXTENT THE SAME WOULD ALLOW GREATER RECOURSE THAN PROVIDED IN THIS SECTION 5.13 AGAINST THE TCR MEMBER OR ANY AFFILIATE OF THE TCR MEMBER (EXCEPT AS PROVIDED IN THE GC CONTRACT IN RESPECT OF THE GENERAL CONTRACTOR OR THE DEVELOPMENT AGREEMENT IN RESPECT OF THE DEVELOPER). Nothing in this Section 5.13 limits (i) the responsibility of the General Contractor under its GC Contract with the Company, (ii) the responsibility of the Developer under the Development Agreement, (iii) the TCR Member’s obligation to make Mandatory Cost Overrun Loans and/or TCR Cost Overruns Loans or (iv) the responsibility of the TCR Guarantors under the Guaranty Agreement from the TCR Guarantors to the Company and the BR Member.

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5.14         Total Project Budget and Operating Budget.

5.14.1         Total Project Budget. The Members have attached the Total Project Budget to this Agreement as Exhibit C. The Total Project Budget may be modified only (i) as may be agreed to by the Members pursuant to Section 7.7, (ii) by the TCR Member to reallocate savings in a line item within the Total Project Budget to another line item within the Total Project Budget or (iii) as allowed by Section 4.2 of the Development Agreement.

5.14.2         Operating Budget. Other than with respect to the development and construction of the Project, the Company shall operate the Project under a business plan and an annual operating budget (each, an “Operating Budget”) commencing for the period beginning as of the date of issuance of a certificate of occupancy for any of the residential units in the Project. The TCR Member shall deliver to the Members for approval the initial proposed Operating Budget for the remainder of the Fiscal Year beginning as of the date of issuance of a certificate of occupancy for any of the residential units in the Project not later than forty-five (45) days before the beginning of that period. The Operating Budget for each Fiscal Year thereafter shall be proposed by the Management Company, after which the TCR Member shall review the Operating Budget as proposed by the Management Company and deliver it to the Management Committee with it recommendations by not later than November 1st of the preceding Fiscal Year or 10 days after receipt of the proposed Operating Budget from the Management Company, which ever is later. After the Operating Budget has been approved, the TCR Member may implement it on behalf of Company and may incur the expenditures and obligations therein provided. No material changes or departures from any item in an approved Operating Budget shall be made by the TCR Member without the prior approval of the BR Member. If an Operating Budget has not been approved by January 1st of any Fiscal Year, the Company shall continue to operate the Project under the Operating Budget for the previous Fiscal Year with such adjustments as may be necessary to reflect deletion of non-recurring expense items set forth in the previous Operating Budget and positive or negative adjustments in insurance costs, taxes, utility costs and Debt Service payments. The TCR Member shall promptly advise and inform the BR Member of any transaction, notice, event or proposal directly relating to the management and operation of the Project, other assets of the Company or the Company which is expected to cause a material deviation from the Operating Budget.

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5.15         Management Company. The Managers shall agree upon and cause the Company to enter into a management agreement (the “Management Agreement”) with a management company mutually agreed upon by the Members (including any successors, the “Management Company”) to manage, lease-up and operate the Property pursuant to the Management Agreement. The Management Agreement shall require that Management Company operate the Project in a first class manner and in accordance with the standards and conditions for the type, style, class, use and location of the Property. The Management Agreement shall also require that the Management Company undertake all such duties and obligations with respect to the Operating Budget as will be set forth in the Management Agreement, including providing a proposed Operating Budget for each Fiscal Year not later than October 15th of the preceding Fiscal Year. The Company shall pay the Management Company a management fee in the amount of no more than two and one-half percent (2.5%) of annual gross cash revenues generated from the Project (except during the lease up phase, when the management fee may be a fixed amount or subject to a floor amount), payable monthly.

5.16         Operation in Accordance with REOC/REIT Requirements.

5.16.1         The Members acknowledge that BR Member or one or more of its Affiliates (an “BR Affiliate”) intends to qualify as a “real estate operating company” or “venture capital operating company” within the meaning of U.S. Department of Labor Regulation 29 C.F.R. Section 2510.3-101 (a “REOC”), and the Members agree that the Company shall be operated in a manner that will enable BR Member and/or such BR Affiliate, as applicable, to so qualify; provided, however, that in no event shall the foregoing require any loss of voting or decision rights to the TCR Member, or result in any adverse consequence to the TCR Member, or subject the TCR Member to liability for any inadvertent failure to comply with the standards applicable to a REOC. Except as disclosed to BR Member, TCR Member (i) shall not fund any Capital Contribution with the “plan assets” of any “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, or any “plan” as defined by Section 4975 of the Code.

5.16.2         Except for the Property and the Project, a Member or Manager shall not knowingly cause the Company to hold any investment, incur any indebtedness or otherwise take any action that would cause any Member of the Company (or any Person holding an indirect interest in the Company through an entity or series of entities treated as partnerships for U.S. federal income tax purposes) to realize any “unrelated business taxable income” as such term is defined in Code Sections 511 through 514 (“UBTI”), unless specifically agreed to by the Members in writing. No Manager or Member shall be liable for any income or other taxes, damages, costs or expenses incurred by the Company or any Member by reason of the recognition by the Company of UBTI unless caused by its own fraud, willful misconduct or gross negligence.

5.16.3         The Company may not engage in any activities or hold any assets that would constitute or result in the occurrence of a REIT Prohibited Transaction as defined herein. Notwithstanding anything to the contrary contained in this Agreement, during the time a REIT Member is a Member of the Company, no Member or Manager shall knowingly take any action which, or the effect of which, would constitute or result in the occurrence of a REIT Prohibited Transaction by the Company. “REIT Prohibited Transactions” means any of the actions specifically set forth in the following Sections

5.16.3.1 through 5.16.3.7:

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5.16.3.1           Entering into any lease, license, concession or other agreement, or permitting any sublease, license, concession or other agreement, that provides for rent or other payment based in whole or in part on the income or profits of any person, excluding for this purpose a lease that provides for rent based in whole or in part on a fixed percentage or percentages of gross receipts or gross sales of any person without reduction for any costs of the lessee (and, in the case of a sublease, without reduction for any sublessor costs);

5.16.3.2           Leasing, as a lessor, personal property, excluding for this purpose a lease of personal property that is entered into in connection with a lease of real property where the rent attributable to the personal property is less than 15% of the total rent provided for under the lease;

5.16.3.3           Acquiring or holding any debt investments (except for temporary investments of cash balances not exceeding in the aggregate 25% of the Company’s assets) unless (i) the amount of interest income received or accrued by the Company under such debt investment does not, directly or indirectly, depend in whole or in part on the income or profits of any person and (ii) the debt is fully secured by mortgages on real property or on interests in real property;

5.16.3.4           Acquiring or holding, directly or indirectly, more than 10% of the outstanding securities of any one issuer (by vote or value) other than an entity which either (i) is taxable as a partnership or a disregarded entity for United States federal income tax purposes, (ii) has properly elected to be a taxable REIT subsidiary of the REIT Member or its parent company which is a REIT, by jointly filing with REIT Member or its parent company which is a REIT IRS Form 8875, or (iii) has properly elected to be a REIT for U.S. federal income tax purposes;

5.16.3.5           Entering into any agreement where the Company receives amounts, directly or indirectly, for rendering services to the tenants of any property that is owned, directly or indirectly, by the Company other than (i) amounts received for services that are customarily furnished or rendered in connection with the rental of real property of a similar class as the Project in the geographic areas in which the Property is located where such services are either provided by (A) an “independent contractor” (as defined in Section 856(d)(3) of the Code) who is adequately compensated for such services and from which the Company or the REIT Member do not, directly or indirectly, derive revenue or (B) a taxable REIT subsidiary of the REIT Member or its parent company which is a REIT who is adequately compensated for such services or (ii) amounts received for services that are customarily furnished or rendered in connection only with the rental of space for occupancy in properties like the Project (as opposed to being rendered primarily for the convenience of the Project’s tenants);

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5.16.3.6           Entering into any lease or agreement for use or occupancy of the Project where a material amount of income received or accrued by the Company under such lease or agreement, directly or indirectly, does not qualify as either (i) “rents from real property,” (ii) “interest on obligations secured by mortgages on real property or on interests in real property” or (iii) “interest” or “dividends,” in each case as such terms are defined in Section 856(c) of the Code; or

5.16.3.7           Holding cash of the Company available for operations or distribution in any manner other than a traditional bank checking or savings account or mutual fund.

Notwithstanding the foregoing provisions of this Section 5.16.3, the Company may enter into a REIT Prohibited Transaction if it receives the prior written approval of the REIT Member specifically acknowledging that the REIT Member is approving a REIT Prohibited Transaction pursuant to this Section 5.16.3.

5.17         FCPA. In compliance with the Foreign Corrupt Practices Act, each Member will not, and will ensure that its officers, directors, employees, shareholders, members, agents and Affiliates, acting on its behalf or on the behalf of the Company, do not, for a corrupt purpose, offer, directly or indirectly, promise to pay, pay, promise to give, give or authorize the paying or giving of anything of value to any official representative or employee of any government agency or instrumentality, any political party or officer thereof or any candidate for office in any jurisdiction, in each case to the extent dealings with such representative, employee, political party, officer or candidate are subject to the Foreign Corrupt Practices Act, except for any facilitating or expediting payments to government officials, political parties or political party officials the purpose of which is to expedite or secure the performance of a routine governmental action by such government officials or political parties or party officials. The term “routine governmental action” for purposes of this provision shall mean an action which is ordinarily and commonly performed by the applicable government official in (i) obtaining permits, licenses, or other such official documents which such Person is otherwise legally entitled to; (ii) processing governmental papers; (iii) providing police protection, mail pick-up and delivery or scheduling inspections associated with contract performance or inspections related to transit of goods across country; (iv) providing phone service, power and water supply, loading and unloading of cargo, or protecting perishable products or commodities from deterioration; or (v) actions of a similar nature. The term routine governmental action does not include any decision by a government official whether, or on what terms, to award new business to or to continue business with a particular party, or any action taken by an official involved in the decision making process to encourage a decision to award new business to or continue business with a particular party. Each Member agrees to notify immediately the other Member of any request that such Member or any of its officers, directors, employees, shareholders, members, agents or Affiliates, acting on its behalf or on behalf of the Company, receives to take any action that may constitute a violation of the Foreign Corrupt Practices Act.

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5.18         Execution of Documents for Land Closing and Loan. Notwithstanding any other provision of this Agreement that would otherwise limit such authority, the TCR Member, in its capacity as a Manager of the Company, is authorized on behalf of the Company to execute and deliver the documents required in connection with the Loan and acquisition of the Property, as identified in Exhibit F to this Agreement, and to encumber the Property, the Project and the Company’s other assets to secure the Company’s indebtedness, liabilities and obligations to the Lender as provide in such document related to the Loan.

ARTICLE 6.

RIGHTS AND OBLIGATIONS OF MEMBERS

6.1           Limitation on Liability. Each Members’ liability shall be limited as set forth in this Limited Liability Company Agreement, the Act and other applicable law.

6.2           No Liability for Company Obligations. No Member will have any personal liability for any debts or losses of the Company beyond its respective Capital Contributions, except as provided by nonwaivable provisions of law.

6.3           List of Members. Upon written request of any Member, the Company shall provide a list showing the names, addresses and Membership Interests and Economic Interests of all Members and any other information required by Section 18-305 of the Act.

6.4           Dissenters’ Rights. No Member shall have appraisal or dissenters’ rights pursuant to Section 18-210 of the Act.

6.5           Financing and Recourse Obligations; Refinancing.

6.5.1           The TCR Member will use commercially reasonable efforts to secure the Loan from the Lender. The TCR Member is authorized, acting on behalf of the Company, to close the Loan (including execution of all loan documents required by the Lender) and to encumber as security for the Loan the Project and other property of the Company as the Lender requests and the TCR Member considers appropriate.

6.5.2           If required in connection with the Loan, the TCR Member and/or the TCR Guarantors shall provide (subject to the requirements of the Lender) any required guaranty or indemnity, including, without limitation, any project completion guaranty, repayment guaranty, environmental indemnity and non-recourse carveout guaranty for “bad boy” acts or omissions or Bankruptcy-related events (each, as the same may be amended or restated from time to time, a “Loan Guaranty”); provided, however, that the terms and conditions of any such Loan Guaranty shall be subject to the approval of the TCR Member in its sole and absolute discretion. The BR Member, in its sole and absolute discretion may, if it elects to do so, provide or cause one of its Affiliates to provide, a non-recourse carveout guaranty for “bad boy” acts or omissions or Bankruptcy-related events on terms and conditions satisfactory to BR Member in its sole discretion. Neither BR Member nor any Affiliate of BR Member shall be required to execute any project completion guaranty, repayment guaranty, environmental indemnity or non-recourse carveout guaranty for “bad boy” acts or omissions or Bankruptcy-related events.

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6.5.3           Beginning 120 days prior to the maturity of the Loan or such other loan, the TCR Member shall have the right to cause the Company to refinance the Loan or any other mortgage loan to the Company, as the case be, if the TCR Member, any TCR Guarantor or any of their Affiliate has provided a guaranty with respect to the payment of all or part of the principal or interest due in respect of same; provided, however, that, (i) before the TCR Member closes a new loan in connection with any such refinancing the TCR Member must provide the terms of such proposed new loan to the BR Member (including without limitation a copy of a fully negotiated term sheet or similar evidence of the terms of the proposed loan), (ii) the BR Member shall have sixty (60) days from the date it receives the terms of the new proposed loan from the TCR Member within which to obtain a loan proposal with the same or better economic terms than those obtained by the TCR Member (without requirement for any guaranty or indemnity agreement by the TCR Member, any TCR Guarantor or any of their Affiliates, except as may have been included in the loan proposal provided by the TCR Member), (iii) if the BR Member is able to obtain better loan terms than those obtained by the TCR Member, the Company and the Members shall take any and all actions necessary to close the new loan obtained by the BR Member (on behalf of the Company) and (iv) if the BR Member is unable to obtain better loan terms, the Company and the Members shall take any and all actions necessary to close the new loan obtained by the TCR Member (on behalf of the Company), and (v) in no event shall any such refinancing loan under this Section 6.5.3 (A) include any prepayment lock-outs (but this provision does not prohibit breakage costs for loans based on LIBOR or other matched-funding arrangements or prepayment premiums not based on yield maintenance), (B) include an increase in principal amount except to pay transactional costs for closing of the refinancing, (C) provide for additional interest or similar payments to the lender based on cash flow or profits of the Company or capital proceeds realized by the Company or (D) be pooled (including as to collateralized or defaults) with any property not owned by the Company.

6.6           Default Action. If any Member or its Affiliate commits any Default Action (as defined below), then in addition to any other legal or equitable remedy available to the other Member (or pursuant to the terms of this Agreement), such other Member shall be entitled to recover its actual damages, including reasonable attorney’s fees (but specifically excluding special, consequential, punitive or exemplary damages) sustained by the non-breaching Member as a result of such Default Action, except to the extent of damages attributable to a coincident Default Action of such other Member and/or its Affiliate. The following actions are collectively referred to as “Default Actions”: (i) Bankruptcy of a Member; (ii) fraud, willful misconduct or gross negligence on the part of a Member in connection with the business or affairs of the Company; (iii) willful misappropriation of Company funds; (iv) the material breach or violation of this Agreement (but expressly excluding a Member’s failure to make an Additional Capital Contribution); (v) the transfer of a Membership Interest or a direct or indirect ownership interest in the Manager in violation of this Agreement or, in the case of the TCR Member, the occurrence of a TCR Change of Control in violation of this Agreement; (vi) any action or omission that, to the extent caused solely by a Member’s actions or omissions, results in Lender asserting liability under any non-recourse carveout guaranty for “bad boy” acts or omissions or Bankruptcy-related events (but expressly excluding therefrom, any liquidity based non-recourse carveout); (viii) withdrawal of a Member in violation of the Agreement; and (ix) the Bankruptcy of a Member or any Affiliate of a Member (including, in the case of the TCR Member, the General Contractor, the Developer or one or more TCR Guarantors) that causes an event of default under the Loan.

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6.7           Restriction on Condominium Conversion; “AS IS” Sales Terms. On any sale of the Project, including a sale pursuant to Section 12.6, each Member shall have the right to cause the terms of any such sale to include (i) a special deed restriction or other title encumbrance that would prohibit or restrict, for a time certain extending through the statute of repose for alleged or actual defects in construction of the Project, the use of the Project as a condominium, cooperative, planned unit development or other form of common interest use and/or (ii) provisions requiring the purchaser to release, indemnify, insure and/or provide the Company, the Members, the Managers and their Affiliates (including the General Contractor) with security (including, without limitation, cash reserves, a letter of credit and/or insurance) from and against any loss, cost or expense, including attorneys' fees, on account of any alleged or actual defects in construction of the Project, whether known or unknown to the Company, a Member, a Manager or any Affiliate of a Member or Manager at the time of such sale. In addition, any Member may require that any sale of the Project, including a sale pursuant to Section 12.6, be made on an “AS IS” basis with commercially reasonable disclaimers and releases for all warranties and similar obligations, express or implied, with respect to the Project and its condition and the construction, prospects, operations or results of operations of the Project.

6.8           Tradenames. The TCR Member may allow the Company to utilize in the Company’s business certain names, service marks, trademarks and logos that are proprietary to the TCR Member and its Affiliates (including the names “Trammel Crow Residential,” “Alexan,” and “TCR” and the “TCR” logo) or variants of such names, service marks, trademarks and logos. The BR Member and the Company each acknowledges that such names, service marks, trademarks and logos are the property of the TCR Member and its Affiliates, and the BR Member and the Company each agrees that the TCR Member or one or more of its Affiliates will own any variants of such names, service marks, trademarks and logos that may be developed by the Company or used in the Company’s business. The BR Member and the Company have no rights to any of such names, service marks, trademarks and logos or any such variants, and the BR Member and the Company will acquire no right to any of such names, service marks, trademarks and logos or any such variants through use allowed by the TCR Member and its Affiliates. In no case may the BR Member or any of its Affiliates use any of such names, service marks, trademarks or logos or any variant thereof or any variants of such names, service marks, trademarks or logos. The TCR Member may require the Company to discontinue the use of any or all of such names, service marks, trademarks and logos or any variants thereof at any time, in the discretion of the TCR Member. The Company in all events will be required to cease use of all such names, service marks, trademarks and logos and all variants thereof if at any time the TCR Member is no longer a Manager of the Company. The TCR Member shall be responsible for any and all rebranding costs incurred by the Company if the TCR Member requires discontinuance of any such names, service marks, trademarks and logos or any variants thereof at any time, except on a sale of other disposition of the Project. At such time as the Company is required to discontinue use of any such name, service mark, trademark or logo, the Company will have a transition period as necessary to effect a change to a new name, service mark, trademark or logo but not more than one hundred eighty (180) days after the discontinuance of use is required.

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6.9           Members Have No Exclusive Duty to Company. A Member and its Affiliates may have other business interests and may engage in other activities in addition to those relating to the Company. Neither the Company nor another Member shall have any right, by virtue of this Limited Liability Company Agreement, to share or participate in such other investments or activities of a Member of its Affiliates or to the income or proceeds derived therefrom. A Member shall incur no liability to the Company or to another Member as a result of the Member or any of its Affiliates engaging in any other business or venture.

6.10         Enforcement of Affiliate Contracts. If the Company is a party to any contract with an Affiliate of a Member, the other Member shall have the right unilaterally to exercise, on behalf of the Company, any remedy by reason of a default under such contract or to approve, on behalf of the Company, any termination, extension or modification of such contract. For the avoidance of doubt, this Section 6.10 applies to the Development Agreement and the GC Contract, as to which the BR Member has the right, on behalf of the Company, to exercise any remedy or approve any termination, extension or modification.

ARTICLE 7.

MEETINGS OF MEMBERS

7.1           Meetings. Meetings of the Members, for any purpose or purposes, may be called by any Manager or any Member.

7.2           Place of Meetings. The Person calling any meeting of the Members may designate any mutually convenient location as the place of meeting.

7.3           Notice of Meetings. For any meeting of the Members, written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than five (5) days and not more than thirty

(30) days before the date of the meeting, either personally or by mail, by or at the direction of the Person calling the meeting, to each Member entitled to vote at such meeting. Notice provided in accordance with this Section 7.3 shall be effective notwithstanding anything in the Act to the contrary.

7.4           Meeting of all Members. If all of the Members shall meet at any time and place, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any lawful action may be taken.

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7.5           Record Date. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any distribution, or in order to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed or the date on which such distribution is made or action of the Members is taken, as the case may be, shall be the record date for such determination of Members unless the Managers shall otherwise specify another record date. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section 7.5, such determination shall apply to any adjournment thereof.

7.6           Quorum. All of the Members, represented in person or by proxy, shall constitute a quorum at any meeting of Members.

7.7           Major Decisions. The affirmative vote of the TCR Member and the BR Member shall be required to approve these actions (each, a “Major Decision”):

(a)          do any act in contravention of the Company’s Certificate of Formation or this Limited Liability Company Agreement, or amend the Company’s Certificate of Formation or this Limited Liability Company Agreement;

(b)          do any act not specifically authorized herein which would make it impossible or impractical to own or develop the Project or to otherwise carry on the ordinary business of the Company;

(c)          possess any property of the Company, or assign the rights of the Company in any specific property of the Company, for other than a Company purpose;

(d)          change or reorganize the Company into any other legal form or cause any merger or consolidation of the Company with another entity;

(e)          commence, respond to or settle any litigation involving the Company, the Property or the Project, except commencement, response to or settlement of any litigation involving a claim (including a mechanic’s lien or similar claim) arising out of development or construction of the Project if approved by the TCR Member;

(f)          filing or initiating a Company Bankruptcy;

(g)          permit or cause the Company to purchase or invest in real property other than its interest in the Property and the Project;

(h)          make loans using funds of the Company;

(i)          except as expressly provided in Section 12.3, the admission of additional Members to the Company;

(j)          take any action which would reasonably be expected to expose the TCR Member, BR Member or any Affiliate thereof to liability under any Loan Guaranty or any other guaranty or indemnity agreement for a loan to the Company, unless the action is approved by such Person;

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(k)          enter into any transaction with a Member and/or any Affiliate thereof (except as expressly authorized herein);

(l)          incur any indebtedness for borrowed money or grant a security interest in the Company’s property, in either case, except as provided in Section 6.5;

(m)          approve any modifications to the Total Project Budget, except as provided in Section 5.14.1;

(n)          approve any Operating Budget or make any modifications thereto, including without limitation changes with regard to leasing strategy and rental rates included in the Operating Budget;

(o)          make any expenditure or incur any obligation that varies from the Total Project Budget (unless the expenditure is approved by the TCR Member) or the applicable Operating Budget, as applicable;

(p)          subject to Sections 6.5.3 and 12.6, any sale, refinance or similar transaction with regard to the Project;

(q)          in the event of a fire, other casualty or partial condemnation of the Project after Substantial Completion, a determination whether to construct or reconstruct the improvements located on the Property, where such construction or reconstruction would cost in excess of $100,000 and is not required under the terms and provisions of any lease, mortgage or deed of trust affecting the damaged or condemned portion of the Project in question;

(r)          approve any general contractor or co-developer for the Property, or any agreement with such Person, except (i) as provided in Section 5.12 or (ii) engagement of a replacement general contractor or developer if the TCR Member is removed as a Manager pursuant to Section 5.9;

(s)          adoption of or modifications to the Plans, including, without limitation, any Discretionary Changes, except for (i) government-mandated changes, (ii) supplemental instructions and clarifications issued by the Project architect, (iii) changes required by a Lender, and (iv) changes deemed appropriate by the TCR Member that individually do not increase or decrease Hard Costs by more than $75,000 and, when taken together with all other change orders that are not either approved by the Members or required by governmental authorities or a Lender, do not increase or decrease Hard Costs, on a net basis, by more than $200,000 in the aggregate; and

(t)          hiring the initial Management Company (i.e. on or about the Substantial Completion) and the entry into its Management Agreement for the Project.

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In addition to the foregoing, if any Management Company is terminated by the Management Committee, the replacement Management Company shall be selected by the BR Member from a list of not less than three proposed replacement Management Companies provided by the TCR Member (and for the avoidance of doubt, such decisions of the TCR Member and the BR Member, respectively, will be “Major Decisions”).

7.8           Proxies. A Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Such written proxy shall be delivered to the other Member.

7.9           Action by Members Without a Meeting. Action required or permitted to be taken by the Members at a meeting may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, collectively signed by all of the Members. Action take under this Section 7.9 is effective when the Members required to approve such action have signed the consent, unless the consent specifies a different effective date. The record date for determining Members entitled to take action without a meeting shall be the date the first Member signs a written consent.

7.10         Waiver of Notice. Pursuant to Section 18-302(c) of the Act, when any notice is required to be given to any Member, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

7.11         Meeting by Telephone, Etc. Pursuant to Section 18-302(d) of the Act, Members may also meet by conference telephone call, video conference or through similar communications equipment if all Members can hear one another on such call and the requisite notice is given or waived.

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ARTICLE 8.

CONTRIBUTIONS TO THE COMPANY AND CAPITAL ACCOUNTS

8.1           Members’ Initial Capital Contributions.

8.1.1           BR Member and TCR Member have incurred and hereafter through the date that the Property is acquired by Company intend to incur Pursuit Costs, which Pursuit Costs shall constitute a portion of the Initial Capital Contributions to be made by the Members; provided however that (x) BR Member’s total pre-Property acquisition contribution toward Pursuit Costs shall not exceed $875,000.00 (50% of $1,750,000) (unless BR Member otherwise consents, such consent to be given or withheld in BR Member’s sole discretion) and (y) notwithstanding anything to the contrary contained herein, expense items identified in the Pursuit Costs Budget that are not fixed costs shall not exceed the line item amount set forth in the Pursuit Costs Budget for same by more than three percent (3%) without the consent of both BR Member and TCR Member. BR Member shall reimburse the TCR Member for fifty percent (50%) of all Pursuit Costs previously incurred by TCR Member that are identified in the Project Costs Budget and that have been approved by BR Member in its reasonable discretion. The amount of such reimbursement shall be treated as part of the Initial Capital Contributions by the BR Member toward Pursuit Costs. The TCR Member will be credited with an Initial Capital Contribution for the remaining fifty percent (50%) of all Pursuit Costs previously incurred by TCR Member that are identified in the Project Costs Budget and that have been approved by BR Member in its reasonable discretion. After taking into account the reimbursement contemplated above in this Section 8.1.1, each party shall have funded 50% of the approved Pursuit Costs. Each of BR Member and TCR Member shall be responsible for fifty percent (50%) of all Pursuit Costs incurred by the Members through acquisition of the Property that are identified in the Pursuit Costs Budget and have been approved, in its reasonable discretion, by the Member that did not directly incur such expense. Either Member may request that the other Member reimburse the requesting party for the other party’s pro-rata share (50%/50%) of any Pursuit Costs paid by the requesting Member by providing a written request (each a “Reimbursement Request”) to such other Member. Each Reimbursement Request shall (i) state the name of each payee to be paid, a brief description of the item or service provided by the payee and the amount to be paid for such item or service, (ii) include a representation that the amount to be paid or reimbursed was incurred in accordance with the Pursuit Costs Budget and a calculation of the total expenditures to date (including the requested reimbursement amount) for the applicable Pursuit Costs Budget line item, and (iii) upon request of the other Member, be accompanied by copies of reasonably detailed invoices or other data supporting the amount requested in the Reimbursement Request (such additional evidence/data to be subject to the approval of such other Member in its reasonable discretion). Subject to the terms hereof, such other Member shall reimburse the requesting Member its portion of Pursuit Costs described in a Reimbursement Request no later than ten (10) days after the Reimbursement Request is delivered and all conditions described in the preceding sentence have been satisfied. If the acquisition of the Property closes then, at such acquisition closing, (i) all Pursuit Costs previously incurred by a Member and not credited toward a Capital Contribution or reimbursed on a pro-rata (50/50) basis by the other Member shall be deemed Initial Capital Contributions by such parties to the Company; (ii) each Member shall fund an amount of the required remaining equity for the acquisition and the Project and related costs and expenses so that taking into account all Pursuit Costs previously incurred by the parties as outlined above, the BR Member and TCR Member have funded 90% and 10%, respectively, of the Initial Capital Contributions; and (iii) if the TCR Member’s 50% share of Pursuit Costs and Capital Contributions toward Pursuit Costs is more than 10% of the Initial Capital Contributions, the Company shall reimburse the TCR Member at the Property acquisition closing for the excess, with the BR Member’s Initial Capital Contribution to be adjusted accordingly to maintain the specified 90%/10% relationship.

8.1.2           From time to time after the acquisition of the Property, the TCR Member shall call for additional funding of the Members’ Initial Capital Contribution (each, a “Capital Call”) in order to fund the amounts set forth in the Total Project Budget; provided, that, the aggregate amount of a Member’s share of such Capital Calls shall not exceed the amount of the Member's capital commitment as set forth on Exhibit A. The TCR Member shall make Capital Calls by issuing written notice thereof to the Members. The terms of any such Capital Call shall require each Member to contribute its share (i.e. 90% for the BR Member and 10% for the TCR Member) of the amount subject to such Capital Call by wire transfer payable in U.S. dollars to an account designated in the Capital Call Notice, no later than the date specified therein (the “Due Date”), provided that such Due Date shall not be less than five (5) business days after the date of such Capital Call Notice.

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8.1.3           In the event that the acquisition of the Property fails to close for any reason, except as expressly provided in Sections 8.1.4 and 8.1.5, each Member will be responsible for fifty percent (50%) of all Pursuit Costs incurred in accordance with the Pursuit Costs Budget prior to the date the Land Contract was terminated, or the closing of the acquisition of the Property failed to occur, whichever happens first.

8.1.4           Under the following limited circumstances (and no others), the BR Member, at its election, may discontinue pursuit of the Project and, if it does so, the TCR Member shall be required to reimburse BR Member for all of its Pursuit Costs (either paid directly by BR Member or as reimbursements to TCR Member pursuant hereto):

(a)          if the acquisition of the Property fails to close because of TCR Member’s inability to deliver the Loan on commercially reasonable terms at a minimum LTV of 70% (based on the overall Total Project Budget) (the “Loan Contingency”), which failure is not caused by any act or omission of BR Member or a party under its direct control. TCR Member acknowledges and agrees that it shall solely bear the risk relating to the Loan Contingency, including, without limitation, the risk that a lender refuses to approve the General Contractor as the general contractor for the Project or refuses to approve the Company as its borrower. The Loan Contingency shall be deemed unsatisfied for all purposes hereunder if, as a condition to obtaining the Loan, BR Member would be required to provide a Loan Guaranty (either by BR Member or any of its affiliates or individual owners) or pledge other property or assets unrelated to the Property or its ownership interest in the Company as security for same (BR Member’s unwillingness to provide such Loan Guaranty or pledge of non-Property assets shall not be deemed an act or omission that causes the Loan Contingency to fail to be satisfied);

(b)          if the acquisition of the Property fails to close due to the failure to obtain prior to acquisition of the Property any required subdivision plat and/or development plat approvals for the development of the Project;

(c)          if civil/site improvements/site plan permits and approvals and/or building permits necessary to begin construction of the Project (including those required to authorize multi-family residential development on the Property) cannot be (x) applied for by the Company within thirty (30) days of the Property acquisition closing or (y) issued within a commercially reasonable time after the Property acquisition, each as determined by BR Member in its reasonable discretion, which failure (in either case) is not caused by any act or omission of BR Member or a party under its direct control. TCR Member hereby confirms and warrants to BR Member that, except for the permits referenced in the preceding sentence, no other permits will be required to begin construction of the Project;

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(d)          if TCR Member fails to fund its share of any Initial Capital Contributions as and when same are due prior to or contemporaneous with the acquisition of the Property;

(e)          if any party other than BR Member or any BR Member-affiliated party (or guarantor) fails to deliver any documentation required by the Lender to close the Loan (such failure to include the failure of any TCR Member-affiliated party (including a TCR Guarantor or the General Contractor) to do likewise); or

(f)          if any seller under the Land Contract terminates the Land Contract, in whole or in part, due to a default by the purchaser thereunder unless such default is the result of the sole and direct, intentional or grossly negligent, action or inaction of BR Member or a party under its direct control.

Upon any such election by the BR Member to discontinue pursuit of the Project, the BR Member shall have no further obligations to reimburse Pursuit Costs or to fund Capital Contributions. In addition, if the BR Member elects to discontinue pursuit of the Project under paragraph (a), (b), (c) or (g) above, then upon payment of the amount due the BR Member under this Section 8.1.4, the BR Member will transfer to the TCR Member the Membership Interest in the Company held by the BR Member and will resign as a Manager of the Company. Following the acquisition of the BR Member’s Membership Interest, the TCR Member shall indemnify, defend and hold harmless the BR Member and each of its Indemnitees against any claim, suit, action or other proceeding and all related loss, damages, judgments, settlements, obligations, liabilities, debts, damages and costs and expenses (including fees and disbursements of attorneys and other professionals and court costs) incurred by any of them on account of liabilities or obligations of the Company.

8.1.5           Under the following limited circumstances (and no others), the TCR Member, at its election, may discontinue pursuit of the Project and, if it does so, the BR Member shall be required to reimburse TCR Member for all of its Pursuit Costs (either paid directly by TCR Member or as reimbursements to BR Member pursuant hereto):

(a)          if BR Member fails to fund its share of any Initial Capital Contributions as and when same are due prior to or contemporaneous with the acquisition of the Property;

(b)          if BR Member fails to deliver any documentation required by the Lender to close the Loan (such failure to include the failure of any BR Member-affiliated party (or guarantor) to do likewise); or

(c)          any seller under the Land Contract terminates the Land Contract, in whole or in part, due to a default by the purchaser thereunder where such default is the result of the sole and direct, intentional or grossly negligent, action (or inaction) of BR Member or a party under its direct control.

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Upon any such election by the TCR Member to discontinue pursuit of the Project, the TCR Member shall have no further obligations to reimburse Pursuit Costs or to fund Capital Contributions.

8.2           Additional Contributions. Except as set forth in this Article 8, no Member shall be required to make any Capital Contributions to the Company.

8.3           Loans to Company. To the extent approved by the Members pursuant to Section 7.7, any Member may make a secured or unsecured loan to the Company.

8.4           Additional Capital Contributions; Funding of Cost Overruns.

8.4.1           Non-Development Cost Overruns. Except in the instance of a funding obligation under Section 8.4.2, in the event the Company is reasonably expected to incur a Non-Development Cost Overrun, and funds to pay such Non-Development Cost Overrun have not been obtained pursuant to Section 8.3 above, either Member may determine, in the Member’s reasonable judgment and in good faith, the amount of required funds and may make a capital call for such funds pursuant to this Section 8.4.1. When a Member makes such capital call, it shall so notify the other Members, and the Members shall have thirty (30) days to make Additional Capital Contributions in the amounts of 10% (for the TCR Member) and 90% (for the BR Member) of the necessary funds.

8.4.2           Overrun Loans. Notwithstanding Section 8.4.1 or 8.4.3: (i) the TCR Member must on its own account pay over to the Company any Non-Development Cost Overrun caused by, or any additional capital required by the Company because of, a Default Action of the TCR Member (a “TCR Cost Overrun Loan”) (to be paid back as provided in Section 9.1(f) below, but without any interest or return thereon); and (ii) the BR Member must on its own account pay over to the Company any Non-Development Cost Overrun caused by, or any additional capital required by the Company because of, a Default Action of the BR Member (the “BR Cost Overrun Loan”) (to be paid back as provided in Section 9.1(f) below, but without any interest or return thereon).

8.4.3           Other Additional Capital Contributions.

(a)          In the event that the Company requires funds to satisfy Company obligations or liabilities (including Debt Service or Operating Expenses), then to the extent funds to pay such obligations or liabilities have not been obtained pursuant to Section 8.3 above and no Member is obligated to provide funds for such obligations or liabilities under another provision of this Article 8, either Member may determine, in such Member’s reasonable judgment and in good faith, the amount of required funds and may notify the other Member and the Management Committee of same, and upon the receipt of the recommendation of the Member, the Management Committee shall determine whether such additional funds are, in the Management Committee’s judgment, required. If the Management Committee determines that such funds are required it shall make a capital call for such funds pursuant to this Section 8.4.3(a). When the Management Committee makes such capital call, it shall so notify the Members, and the TCR Member and the BR Member shall have thirty (30) days to make Additional Capital Contributions in the amounts of 10% and 90%, respectively, of the necessary funds.

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(b)          In the event that the Company requires funds to make Remargining Payments or to satisfy any other Company obligations or liabilities (including Debt Service or Operating Expenses) which other obligation or liabilities if not paid could give rise to a claim against any of the TCR Guarantors and/or any other Affiliate of the TCR Member that is a successor guarantor under a Loan Guaranty or any other guaranty or indemnity agreement for a loan to the Company, then to the extent funds to pay such obligations or liabilities have not been obtained pursuant to Section 8.3 above and no Member is obligated to provide funds for such obligations or liabilities under another provision of this Article 8, the TCR Member may determine, in its reasonable judgment and in good faith, the amount of required funds and may make a capital call for such funds pursuant to this Section 8.4.3(b). When the TCR Member makes such capital call, it shall so notify the BR Member, and the Members shall have thirty (30) days to make Additional Capital Contributions in the amounts of 10% (for the TCR Member) and 90% (for the BR Member) of the necessary funds.

8.4.4           Failure to Fund Additional Capital Contributions. In the event a Member fails to make all of its Additional Capital Contribution (“Defaulting Member”) as required in Section 8.4.1 or 8.4.3 above on the due date, any Member who has funded all of its Additional Capital Contribution (a “Non-Defaulting Member”) may (but shall not be obligated to) contribute the unpaid portion of the Defaulting Member’s Additional Capital Contribution. If there is more than one Non-Defaulting Member desiring to make the Additional Capital Contribution to replace the Additional Capital Contribution not funded by the Defaulting Member, then such Non-Defaulting Members shall be entitled to contribute the Defaulting Member’s unfunded Additional Capital Contribution in such amounts as they may agree among each other or, in the absence of such agreement, in proportion to their respective Ownership Percentages. The rights provided by this Section 8.4.4 are the sole and exclusive remedies of the Company, the Members and the Managers in the event that any Member fails to fund its the Additional Capital Contribution required in Section 8.4.1 or 8.4.3 above.

8.4.5           Hard Cost and Soft Cost Overruns. The TCR Member may not call for Additional Capital Contributions under Section 8.4.1 or 8.4.3 for any Hard Cost Overruns and Soft Cost Overruns but rather, to the extent the Hard Cost Overruns and Soft Cost Overruns are not funded by the Developer as required by the Development Agreement, must on its own account pay over to the Company any Hard Cost Overruns and Soft Cost Overruns as and when they come due as a loan to the Company (each, a “Mandatory Developer Cost Overrun Loan”), be paid back as provided in Section 9.1(e) below but without any interest or return thereon.

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8.4.6           Failure to Make Cost Overrun Loans. Notwithstanding anything contained herein to the contrary, in the event the Company requires additional funds because a Member has failed to fund as required its Mandatory Developer Cost Overrun Loan, TCR Cost Overrun Loan or BR Cost Overrun Loan, as the case may be, then, in such event, the non-defaulting Member shall have the right (but not the obligation) to make an Additional Capital Contribution in the amount necessary to fund the Defaulting Member’s share, and, when funded, the Member making such Additional Capital Contribution pursuant to this Section 8.4.6 shall be credited with Additional Capital Contributions at a 3:1 ratio for each such dollar of Additional Capital Contribution so made to replace the Mandatory Developer Cost Overrun Loan, TCR Cost Overrun Loan or BR Cost Overrun Loan not funded by the Defaulting Member. For example, if the TCR Member fails to make a Mandatory Developer Cost Overrun Loan, the BR Member shall have the right but not the obligation to fund such amount to the Company as an Additional Capital Contribution and, if it does so, the BR Member shall be credited at a 3:1 ratio (meaning, for every $100,000 of Additional Capital Contribution made by the BR Member for that purpose, the BR Member would be credited with having made $300,000 of Additional Capital Contributions and the 10% Additional Contribution Priority Return will be calculated on such $300,000 figure).

8.5           Withdrawal of Members’ Contributions to Capital. A Member, irrespective of the nature of such Member’s Capital Contribution, has only the right to demand and receive cash in return for such Capital Contribution.

8.6           Maintenance of Capital Accounts. The Company shall establish and maintain a separate Capital Account for each Member. Each Member’s Capital Account shall be increased by (i) the amount of any money contributed by the Member to the Company, (ii) the fair market value of any property (other than money) contributed by the Member to the Company, as determined by the Members by arm’s length agreement at the time of contribution (net of liabilities assumed by the Company or subject to which the Company takes such property within the meaning Section 752 of the Code), and (iii) the Member’s allocations of Profits and of any separately allocated items of income or gain (including any gain or income allocated to the Member to reflect the difference between the Gross Asset Value and tax basis of assets contributed by such Member). Each Member’s Capital Account shall be decreased by (x) the amount of any money distributed to the Member by the Company (excluding payments received by a Member from the Company as repayment of a loan by the Company to the Member), (y) the fair market value of any property (other than money) distributed to the Member, as determined by the Members by arm’s length agreement at the time of distribution (net of liabilities of the Company assumed by the Member or subject to which the Member takes such property within the meaning of Section 752 of the Code), and (z) the Member’s allocation of Losses and of any separately allocated items of deduction or loss (including any loss or deduction allocated to the Member to reflect the difference between the Gross Asset Value and tax basis of assets contributed by the Member).

ARTICLE 9.

DISTRIBUTIONS

9.1           Distributions. Distributions of Net Cash Flow and Capital Proceeds shall be distributed and applied by the Managers in the following order and priority:

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(a)          First, to Members to repay unreturned Disproportionate Contributions and the unpaid Disproportionate Contribution Priority Return thereon, in inverse order of funding of the Disproportionate Contributions (i.e. the last funded unpaid Disproportionate Contribution and all Disproportionate Contribution Priority Return thereon shall be paid in full before any earlier Disproportionate Contribution or Disproportionate Contribution Priority Return thereon);

(b)          Next, to Members, pari passu, in accordance with their accrued but unpaid Additional Contribution Priority Return, if any, until each Member entitled to an Additional Contribution Priority Return is paid such amount in full;

(c)          Next, to Members, pari passu, in accordance with their unreturned Additional Capital Contributions until their unreturned Additional Capital Contributions are reduced to zero;

(d)          Next, to the Members, pari passu, in accordance with their unreturned Initial Capital Contributions until such time as the Members have received an amount equal to an Internal Rate of Return of ten percent (10%);

(e)          Next, to the TCR Member and the Developer an amount equal to the aggregate of all Mandatory Developer Cost Overrun Loans made by the TCR Member or the Developer under this Agreement or the Development Agreement, all without interest, until all Mandatory Developer Cost Overrun Loans are repaid in full;

(f)          Next, to each applicable Member an amount equal to the aggregate of all TCR Cost Overrun Loans and BR Cost Overrun Loans made by such Member, all without interest, pari passu to the Members based on the principal amounts outstanding with respect to TCR Cost Overrun Loans and BR Cost Overrun Loans for each Member, until all TCR Cost Overrun Loans and BR Cost Overrun Loans are repaid in full;

(g)          Next, pari passu, 80.0% to the Members (allocated on the basis of their Ownership Percentages) and 20.0% to the TCR Member until such time as the BR Member has received an Internal Rate of Return of thirteen percent (13%);

(h)          Next, pari passu, 70.0% to the Members (allocated on the basis of their Ownership Percentages) and 30% to the TCR Member until such time as the BR Member has received an Internal Rate of Return of eighteen percent (18%); and

(i)          Thereafter, pari passu, fifty percent (50%) to the Members (allocated on the basis of their Ownership Percentages) and fifty percent (50%) to TCR Member.

Any distribution under paragraph (a) above in respect of any Disproportionate Contribution and the Disproportionate Contribution Priority Return thereon shall be allocated, first, to the Disproportionate Contribution Priority Return until it is paid in full and, then, to the Disproportionate Contribution.

9.2           Limitation Upon Distributions. No distribution shall be made to Members if prohibited by Section 18-607 of the Act.

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9.3           Interest On and Return of Capital Contributions. No Member shall be entitled to interest or other return on its Capital Contribution, or to return of its Capital Contribution, except as otherwise specifically provided for herein.

ARTICLE 10.

ALLOCATIONS OF PROFITS AND LOSSES

10.1         Allocation of Profits and Losses. Profits and Losses for any taxable year of the Company will be allocated to the Members as follows:

10.1.1           Allocations of Profits and Losses for Capital Account Purposes. After giving effect to the special allocations set forth in Sections 10.2 and 10.3, Profits and Losses of the Company for any taxable year shall be allocated among the Capital Accounts of the Members in such a manner that would cause, to the extent possible, the Capital Accounts of the Members as of the end of such taxable year, after adjustment for all contributions and distributions during the taxable year, and after adjustment for the special allocations set forth in Sections 10.2 and 10.3, and after increase for the Members’ respective shares of Company Minimum Gain and Member Minimum Gain (determined in accordance with Regulations Section 1.704-2(b)(2) and 1.704-2(i)(2)), to equal the aggregate distributions that the Members would be entitled to receive pursuant to Section 9.1, in each case determined as if (i) all assets of the Company, including cash, were sold for their Gross Asset Values (which, for the avoidance of doubt, shall not be “booked up” to fair market value for this purpose outside of an actual liquidation), (ii) all Company liabilities were satisfied in cash according to their terms (with each nonrecourse liability limited to the book value of the assets securing such liability) and (iii) the remaining proceeds were distributed in accordance with Section 9.1. The Managers, based on the advice of the Company’s tax advisors, shall have the authority to correct or adjust any allocation provision hereunder as they determine to be necessary or appropriate (and not unfairly discriminatory against any Member) for such allocations, in the aggregate, to be made in the manner provided in the first sentence of this Section 10.1.

10.1.2           Limitations on Losses for Capital Account Purposes. Losses or items of deduction or loss allocated pursuant to Section 10.1.1 shall not exceed the maximum amount that can be allocated without causing any Member to have a negative Adjusted Capital Account Balance at the end of any taxable year. In the event some but not all of the Members would have negative Adjusted Capital Account Balance as a consequence of an allocation pursuant to Section 10.1.1, the limitation set forth in this Section 10.1.2 shall be applied on a Member-by-Member basis and Losses or items of deduction or loss not allocable to any Member as a result of such limitation shall be allocated to the other Members in accordance with the positive Adjusted Capital Account Balances of such Members so as to allocate the maximum amount of Losses or items of deduction or loss to each Member that is permissible under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

10.2         Special Allocations. The following special allocations shall be made in the following order:

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10.2.1           Minimum Gain Chargeback. Notwithstanding any other provision of this Article 10, but subject to the exceptions set forth in Regulations Sections 1.704-2(f)(2), (3), (4) and (5), if there is a net decrease in Company Minimum Gain during any Company taxable year, each Member shall be specially allocated items of Company income and gain for such taxable year (and, if necessary, subsequent taxable years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Section 1.704-2(f) of the Regulations. This Section 10.2.1 is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(g) of the Regulations and shall be interpreted consistently therewith.

10.2.2           Member Minimum Gain Chargeback. Notwithstanding any other provision of this Article 10 (except Section 10.2.1), but subject to the exceptions set forth in Regulations Sections 1.704-2(i)(4), if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Company taxable year, each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such taxable year (and, if necessary, subsequent taxable years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Section 1.704-2(i)(4) of the Regulations. This Section 10.2.2 is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(g) of the Regulations and shall be interpreted consistently therewith.

10.2.3           Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or Distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6), items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the deficit Adjusted Capital Account Balance of such Member created by such adjustments, allocations or distributions as quickly as possible, provided that an allocation pursuant to this Section 10.2.3 shall be made if and only to the extent that such Member would have a deficit Adjusted Capital Account Balance after all other allocations provided for in this Article 10 have been tentatively made as if this Section 10.2.3 were not in the Agreement.

10.2.4           Gross Income Allocation. In the event any Member has a negative Adjusted Capital Account Balance at the end of any taxable year, each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 10.2.4 shall be made if and only to the extent that such Member would have a negative Adjusted Capital Account Balance after all other allocations provided for in this Article 10 have been tentatively made as if Section 10.2.3 hereof and this Section 10.2.4 were not in the Agreement.

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10.2.5           Nonrecourse Deductions. Nonrecourse Deductions for any taxable year shall be specially allocated to the Members in accordance with their respective Ownership Percentages.

10.2.6           Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any taxable year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i).

10.2.7           Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to Section 1.704-2(g) of the Regulations.

10.3         Curative Allocations.

10.3.1           The allocations set forth in Sections 10.1.2 and 10.2 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 10.3. Therefore, notwithstanding any other provision of this Article 10 (other than the Regulatory Allocations), the Managers shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner they determine appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Section 10.1.1.

10.3.2           The Managers shall have reasonable discretion, with respect to each Company taxable year, to (i) apply the provisions of Section 10.3.1 hereof in whatever manner is likely to minimize the economic distortions that might otherwise result from the Regulatory Allocations, and (ii) divide all allocations pursuant to Section 10.3.1 hereof among the Members in a manner that is likely to minimize such economic distortions.

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10.4         Tax Allocations.

10.4.1           Except as set forth in this Section 10.4, allocations for income tax purposes of items of income, gain, loss, deduction, and credits, and basis therefor, shall be made in the same manner as such items are allocated in computing Capital Accounts as set forth in Sections 10.1, 10.2 and 10.3 hereof. In applying this Section 10.4, each item of income, gain, loss, deduction, and credits for a taxable year not specially allocated shall be allocated in the same proportions as the allocation of Profits and Losses for such taxable year.

10.4.2           In the event of a contribution of property other than cash to the Company, income, gain, loss, deduction, and credits with respect to such contributed property shall be shared among the Members solely for tax purposes so as to take account of the variation between the basis of the property to the Company and its initial Gross Asset Value at the time of contribution in accordance with Code Section 704(c) and the Regulations thereunder.

10.4.3           In the event the book value of any Company asset is adjusted to equal its fair market value in accordance with Regulations Sections 1.704-1(b)(2)(iv)(d) and 1.704-1(b)(2)(iv)(f), subsequent allocations of income, gain, loss and deduction with respect to such asset shall take into account any variation between the adjusted basis of such asset for federal income tax purposes and its fair market value pursuant to Code Section 704(c) and the Regulations thereunder, using such allocation method permitted thereunder as selected by the Members.

10.4.4           To the extent of any recapture income resulting from the sale or other taxable disposition of assets of the Company, the amount of any gain from such disposition allocated to a Member (or a successor in interest) for federal income tax purposes pursuant to the above provisions shall be deemed to be recapture income to the extent that such Member has been allocated or has claimed any deduction directly or indirectly giving rise to the treatment of such gain as recapture income.

10.4.5           The items of income, gain, deduction and loss for tax purposes allocated to the Members pursuant to this Section 10.4 shall not be reflected in the Members’ Capital Accounts. Any elections or other decisions relating to such allocations shall be made by the Managers in any manner that reasonably reflects the purpose and intent of this Agreement and is consistent with the economic arrangement among the Members.

10.4.6           Pursuant to Treasury Regulations Section 1.752-3(a)(3), the Members hereby agree to allocate excess nonrecourse liabilities of the Company in accordance with their respective Ownership Percentages.

10.5         Varying Interest in Company. Allocations to any Member whose Membership Interest changes during a Company taxable year or to any Member who is a Member for less than a full Company taxable year, whether by reason of the admission of a Member, the withdrawal of a Member, a non-pro rata contribution of capital to the Company or any other event described in Section 706(d)(1) of the Code and the Regulations issued thereunder, shall be made in accordance with Section 706(d) of the Code and the Regulations promulgated thereunder to take into account the varying interests of the Members in the Company during the Company taxable year.

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10.6         Tax Matters Partner. The TCR Member shall act as the “tax matters partner” for the Company, as that term is defined in Section 6231(a)(7) of the Code. This designation is effective only for the purpose of activities performed pursuant to the Code and corresponding provisions of applicable state law. The TCR Member, as tax matters partner, shall not take any action that may be taken by a tax matters partner under Code Sections 6221 through 6234 unless the TCR Member has received the approval of the Members as to such action. The TCR Member, as tax matters partner, shall not bind any Member to a settlement agreement without first obtaining the approval of the Member. The TCR Member, as tax matters partner, shall promptly mail to each Member a copy of any notice received by the TCR Member from the Internal Revenue Service in any administrative proceeding at the Company level relating to the determination of any Company item of income, gain, loss, expense, deduction or credit. The TCR Member, as tax matters partner, shall take such action as may be necessary to cause each Member to become a “notice partner” within the meaning of Section 6231(a)(8) of the Code. The TCR Member, as tax matters partner, shall promptly (and in any event within five (5) days) forward to each Member copies of all significant written communications it may receive or send in such capacity. The provisions of this Section 10.6 shall also apply, mutatis mutandis, in connection with state and local income tax matters. The provisions of this Section 10.6 shall survive any liquidation or dissolution of the Company.

ARTICLE 11.

BOOKS AND RECORDS

11.1         Accounting Period. The Company’s accounting period shall be the calendar year.

11.2         Records. Proper and complete records and books of accounts shall be kept or shall be caused to be kept by the Managers in which shall be entered fully and accurately all transactions and other matters relating to the Company’s business in such detail and completeness as is customary and usual for businesses of the type engaged in by the Company. The Company shall keep at its principal place of business the following records:

(a)          A current list of the full name and last known address of each Member, Economic Interest Owner and Manager;

(b)          Copies of records to enable a Member to determine the relative voting rights, if any, of the Members;

(c)          A copy of the Certificate of Formation of the Company and all amendments thereto;

(d)          Copies of the Company’s federal, state and local income tax returns for the three most recent Fiscal Years;

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(e)          Copies of this Agreement, together with any amendments hereto;

(f)          Copies of any financial statements of the Company for the three (3) most recent Fiscal Years.

The Company’s books and records shall be open to the reasonable inspection and examination of the Members or their duly authorized representatives during reasonable business hours.

11.3         Reports and Financial Statements.

11.3.1           Within twenty (20) days of the end of each Fiscal Year, the TCR Member shall cause each Member to be furnished with the following annual reports computed as of the last date of the Fiscal Year: (i) an unaudited balance sheet of the Company; (ii) an unaudited income statement of the Company; and (iii) a statement of the Members’ Capital Accounts and changes therein in such Fiscal Year.

11.3.2           The TCR Member shall cooperate with any REIT Member, at the expense of the Company, to provide the REIT Member such information as is necessary for the REIT Member (or any of its direct or indirect owners) to determine its qualification as a REIT and its compliance with REIT Requirements. The TCR Member shall, at the request of any Member, at the expense of the Company, work in good faith with any designated accountants or auditors of such Member or its Affiliates so that such Member or its Affiliate is able to comply with any public reporting, attestation, certification and other requirements under the Securities Exchange Act of 1934, as amended, applicable to such Member or Affiliate, including for purposes of testing internal controls and procedures of the Company.

11.4          Tax Returns. The TCR Member shall cause the preparation and timely filing (taking into account allowed extensions) of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. The TCR Members shall submit such returns to the Members for their review, comment and approval at least ten (10) days prior to filing. The TCR Member shall deliver or cause to be delivered to each Member by January 31 a copy of the tax returns for the Company for the preceding year, together with such information with respect to the Company as shall be necessary for the preparation by such Member of its U.S. federal and state income tax returns.

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ARTICLE 12.

TRANSFERABILITY

12.1         General Prohibition. Except as provided in Sections 12.2, and 12.6 hereof, in which event no consent from any party shall be required to effectuate the transfer(s) described therein, (i) no Member or Economic Interest Owner may assign, convey, sell, transfer, liquidate, encumber, or in any way alienate (collectively a “Transfer”), all or any part of its Membership Interest or Economic Interest without the prior written consent of the Members, which consent may be given or withheld in the sole discretion of any Member, and (ii) no Member or Economic Interest Owner may allow a Transfer of any direct or indirect equity interest in the Member or Economic Interest Owner without the prior written consent of the Members, which consent may be given or withheld in the sole discretion of any Member; provided, however, that nothing contained herein shall prohibit:

(a)          any Transfers of direct or indirect equity interests in the TCR Member so long as such Transfers do not result in a TCR Change of Control;

(b)          any Transfers of direct or indirect equity interests in BR REIT; and

(c)          any Transfers of direct or indirect equity interests in the BR Member so long as after the Transfer the BR Member continues to be controlled, directly or indirectly, by Bluerock Real Estate, L.L.C. and/or BR REIT.

Any attempted Transfer of all or any portion of any Membership Interest or Economic Interest without the necessary consent, or as otherwise permitted hereunder, shall be null and void and shall have no effect whatsoever. Upon the transfer of a Membership Interest or Economic Interest in accordance with this Article 12, the Ownership Percentages of the transferring Member or Economic Interest Owner and of the transferee shall be adjusted accordingly. Notwithstanding anything contained herein to the contrary, no Transfer of any Membership Interest or Economic Interest, or any direct or indirect equity interest in a Member or Economic Interest Owner, shall be permitted that would violate the terms of any loan documents for the Loan or any other loan to the Company.

12.2         Affiliate Transfers. Notwithstanding anything to the contrary contained in this Agreement (except the last sentence of Section 12.1), the following Transfers shall not require the approval set forth in Section 12.1:

(a)          Any Transfer by BR Member or a Bluerock Transferee of up to one hundred percent (100%) of its Membership Interest to any Affiliate of Bluerock Real Estate, L.L.C., including but not limited to any of the following so long as it continues to be an Affiliate of Bluerock Real Estate, L.L.C.: (i) BR REIT or any Person that is directly or indirectly owned by BR REIT; (ii) Bluerock Special Opportunity + Income Fund, LLC or any Person that is directly or indirectly owned by Bluerock Special Opportunity + Income Fund, LLC; (iii) Bluerock Special Opportunity + Income Fund II, LLC or any Person that is directly or indirectly owned by Bluerock Special Opportunity + Income Fund II, LLC, (iv) Bluerock Special Opportunity + Income Fund III, LLC or any Person that is directly or indirectly owned by Bluerock Special Opportunity + Income Fund III, LLC, (v) Bluerock Growth Fund, LLC or any Person that is directly or indirectly owned by Bluerock Growth Fund, LLC and/or (vi) Bluerock Growth Fund II, LLC or any Person that is directly or indirectly owned by Bluerock Growth Fund II, LLC (collectively, a “Bluerock Transferee”); provided, that, following the date the BR REIT first acquires a direct or indirect interest in the Company or the Project, in all instances, BR REIT shall either retain, direct or indirectly, more than fifty percent (50%) of the ownership interest in the BR Member or otherwise retain the power to control, directly or indirectly, the major activities of the BR Member such that BR REIT can consolidate the BR Member on its audited financial statements; and

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(b)          Any Transfer by TCR Member or a TCR Transferee of up to one hundred percent (100%) of its Membership Interest to any Affiliate of the TCR Member (a “TCR Transferee”).

12.3         Conditions of Transfer and Assignment. A transferee of a Membership Interest pursuant to Section 12.1 or 12.2 shall become a Member only if the following conditions have been satisfied:

(a)          the transferor, his legal representative or authorized agent must have executed a written instrument of transfer of such Membership Interest in form and substance satisfactory to the Managers;

(b)          the transferee must have executed a written agreement, in form and substance satisfactory to the Managers, assuming all of the duties and obligations of the transferor under this Limited Liability Company Agreement with respect to the transferred Membership Interest and agreeing to be bound by and subject to all of the terms and conditions of this Limited Liability Company Agreement applicable to it as holder of the transferred Membership Interest;

(c)          the transferor, his legal representative or authorized agent, and the transferee must have executed a written agreement, in form and substance satisfactory to the Managers, to indemnify and hold the Company, the Managers and the Members (other than the transferor), and the Indemnitees of the Managers and the Members (other than the transferor) harmless from and against any loss or liability arising out of the transfer;

(d)          the transferee must have executed such other documents and instruments as the Managers may deem necessary to effect the admission of the transferee as a Member; and

(e)          unless waived by the Managers, the transferee or the transferor must have paid the expenses incurred by the Company and the Managers and the Members (other than the transferor) in connection with the admission of the transferee to the Company.

12.4         Transfers of Economic Interest Only. A permitted transferee of an Economic Interest who does not become a Member shall be an Economic Interest Owner only and shall be entitled only to the transferor’s Economic Interest to the extent assigned. Such transferee shall not be entitled to vote on any question regarding the Company, and the Ownership Percentage associated with the transferred Economic Interest shall not be considered to be outstanding for voting purposes.

12.5         Successors as to Economic Rights. References in this Limited Liability Company Agreement to Members and Membership Interests shall also be deemed to constitute a reference to Economic Interest Owners and Economic Interests where the provision relates to economic rights, obligations of a holder of an interest in the Company or restrictions on Transfer of an interest in the Company. By way of illustration and not limitation, such provisions would include those regarding Capital Accounts, distributions, allocations for tax purposes, and contribution obligations. By way of illustration and not limitation, such provisions would not include any right to vote on, consent to or otherwise participate in any decision of the Members or Managers. A transferee shall succeed to the transferor’s Capital Contributions and Capital Account to the extent related to the Economic Interest transferred, regardless of whether such transferee becomes a Member.

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12.6         Buy/Sell.

12.6.1           Either Member may exercise its right to initiate the provisions of this buy/sell provision (the “Buy/Sell”) at any time after the earlier of (i) five years from the date of this Agreement or (ii) the second anniversary of the date of Substantial Completion if either:

(a)          the Members are unable to agree unanimously on any Major Decision and such failure to agree has continued for thirty (30) days after written notice from one Member to the other Member indicating an intention to exercise rights under the Buy/Sell; or

(b)           the Offeror (as defined below) desires to liquidate its investment in the Company.

The Member wishing to exercise its rights pursuant to the Buy/Sell (the “Offeror”) shall do so by giving notice to the other Member (the “Offeree”) setting forth a statement invoking its rights under the Buy/Sell, stating therein the aggregate dollar amount (the “Valuation Amount”) that the Offeror would be willing to pay for the Property and the Project (i.e., the assets of the Company other than cash and cash equivalents and accounts receivable), free and clear of all liabilities.

12.6.2           The Member wishing to exercise its rights pursuant to the Buy/Sell (the “Offeror”) shall do so by giving notice to the other Member (the “Offeree”) setting forth a statement invoking its rights under the Buy/Sell, stating therein the aggregate dollar amount (the “Valuation Amount”) that the Offeror would be willing to pay for the Property and the Project (i.e., the assets of the Company other than cash and cash equivalents and accounts receivable), free and clear of all liabilities.

12.6.3           After receipt of such notice, the Offeree shall elect to either (i) sell its entire Membership Interest in the Company to the Offeror for an amount equal to the amount the Offeree would have been entitled to receive if the Company had sold its assets (other than cash and cash equivalents and accounts receivable) for the Valuation Amount on the Buy/Sell Closing Date and the Company had immediately paid all Company liabilities (which expressly shall not include any loan defeasance, yield maintenance and/or pre-payment costs) and distributed the net proceeds of sale, along with the cash and cash equivalents and accounts receivable held by the Company as of the Buy/Sell Closing Date, to the Members in satisfaction of their interests in the Company, or (ii) purchase the entire Membership Interest of the Offeror in the Company for an amount equal to the amount the Offeror would have been entitled to receive if the Company had sold all of its assets (other than cash and cash equivalents and accounts receivable) for the Valuation Amount on the Buy/Sell Closing Date and the Company had immediately paid all Company liabilities (which expressly shall not include any loan defeasance, yield maintenance and/or pre-payment costs) and distributed the net proceeds of the sale, along with the cash and cash equivalents and accounts receivable held by the Company as of the Buy/Sell Closing Date, to the Members in satisfaction of their Membership Interest. The Offeree shall have sixty (60) days from the giving of the Offeror’s notice in which to exercise either of its options by giving written notice to the Offeror. If the Offeree does not elect within such time period to acquire the Offeror’s Membership Interest, the Offeree shall be deemed to have elected to sell its Membership Interest to the Offeror as provided in clause (i) above.

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12.6.4           Within five (5) business days after an election has been made or deemed made, the acquiring Member shall deposit with a mutually acceptable third-party escrow agent a non-refundable earnest money deposit in the amount of one percent (1%) of the Valuation Amount, which amount shall be applied to the purchase price at the closing of the Buy/Sell. If the acquiring Member should thereafter fail to consummate the transaction for any reason other than a default by the selling Member or a refusal by any lender of the Company who has a right under its loan documents to consent to such transfer to so consent, the selling Member may exercise one of the following remedies (which shall constitute the sole and exclusive remedy available to the selling Member and the Company because of a default by the acquiring Member):

(a)          the selling Member may require that the earnest money deposit be distributed from escrow to the selling Member, free of all claims of the acquiring Member, as liquidated damages;

(b)          the selling Member may, by delivering to the acquiring Member written notice thereof within fifteen (15) days after the original Buy/Sell Closing Date, elect to buy the acquiring Member’s entire Membership Interest for an amount equal to the amount the acquiring Member would have been entitled to receive if the Company had sold all of its assets (other than cash and cash equivalents and accounts receivable) for the Valuation Amount and the Company had immediately paid all Company liabilities (which expressly shall not include any loan defeasance, yield maintenance and/or pre-payment costs) and distributed the net proceeds of the sale, along with the cash and cash equivalents and accounts receivable held by the Company as of the Buy/Sell Closing Date, to the Members in satisfaction of their Membership Interest, in which case, the Buy/Sell Closing Date therefor shall be the date specified in the selling Member’s notice not later than sixty (60) days after the original Buy/Sell Closing Date; or

(c)          if the selling Member was the Offeror, the selling Member may proceed to cause the Company to sell the Project, without the need for obtaining any consent or approval of the Members, the Managers or the Management Committee, so long as (A) the sale price for the Project is equal to or greater than the Valuation Amount, (B) the sale of the Project is closed not later than one hundred eighty (180) days after the original Buy/Sell Closing Date and (C) on closing of the Project sale, the selling Member obtains releases of any Loan Guaranty or any other guaranty or indemnity agreement for a loan to the Company as contemplated by Section 12.6.7 as if the other Member were transferring its Membership Interest at such closing. If the selling Member proceeds with a sale of the Project, the selling Member shall keep the other Member apprised of the progress of the sale efforts and shall give the other Member notice of the closing for the Project sale at least ten (10) days in advance.

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In addition to the foregoing remedies, if the acquiring Member should fail to consummate the Buy/Sell transaction for any reason other than a default by the selling Member or a refusal by any lender of the Company who has a right under its loan documents to consent to the transfer of the Membership Interest to so consent, the non-refundable earnest money deposit for any future election by the acquiring Member to buy the selling Member’s Membership Interest under the Buy/Sell shall be twenty percent (20%) of the Valuation Amount in connection with such future election.

12.6.5           Subject to Section 12.6.4, the “Buy/Sell Closing Date” of an acquisition shall be a date set by the acquiring Member not later than ninety (90) days after an election has been made or deemed made pursuant to Section 12.6.3. The acquiring Member shall give the selling Member notice of the date selected as the Buy/Sell Closing Date at least ten (10) days in advance of such Buy/Sell Closing Date. At such closing, the following shall occur:

(a)          The selling Member shall assign to the acquiring Member or its designee the selling Member’s Membership Interest in the Company and shall execute and deliver to the acquiring Member all documents which may be reasonably required to give effect to the disposition and acquisition of such Membership Interest, in each case free and clear of all liens, claims, and encumbrances (other than the liens, claims, and encumbrances created by this Agreement and liens, claims, and encumbrances securing debts or obligations of the Company), with covenants of general warranty;

(b)          The acquiring Member shall pay to the selling Member the consideration for the selling Member’s Membership Interest in the Company in cash. The purchase price for the selling Member’s Membership Interest will be adjusted to reflect accrued, liquidated liabilities (including prorations for unpaid property taxes) that are not otherwise taken into account in determining the purchase price;

(c)          The acquiring Member shall agree to indemnify, defend and hold harmless the selling Member and each of its Indemnitees against any claim, suit, action or other proceeding and all related loss, damages, judgments, settlements, obligations, liabilities, debts, damages and costs and expenses (including fees and disbursements of attorneys and other professionals and court costs) incurred by any of them on account of liabilities or obligations of the Company; and

(d)          Upon transfer of its Membership Interest, the selling Member will be released from all obligations to the Company, the Managers and the Members under this Agreement to the extent performable after the date of the transfer.

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Each Member will be responsible for all legal, accounting and similar fees incurred by it in connection with the transfer of a Membership Interest through the Buy/Sell. All transfer taxes (whether imposed on a Member or the Company) and recording fees actually due in connection with any transfer of a Membership Interest through the Buy/Sell will be paid by the Company and taken into account as a Company liability in determining the purchase price for the transferred Membership Interest.

12.6.6           It is expressly agreed that the remedy at law for breach of the obligations of the Members under this Agreement related to the Buy/Sell is inadequate in view of (i) the complexities and uncertainties in measuring the actual damage to be sustained by reason of the failure of a Member to comply fully with such obligations, and (ii) the uniqueness of the Company’s business and the Members’ relationships. Accordingly, each of such obligations shall be, and is hereby expressly made, enforceable by an order of specific performance.

12.6.7           Notwithstanding anything to the contrary set forth herein, in the event that BR Member is the acquiring Member and, as of the Buy/Sell Date, the TCR Member, any of the TCR Guarantors and/or any Affiliate of the TCR Member is a guarantor under any Loan Guaranty or any other guaranty or indemnity agreement for a loan to the Company, then as a condition precedent to the Buy/Sell closing, the BR Member shall procure a release of the TCR Member, such TCR Guarantors and each such Affiliate, as applicable, under the Loan Guaranty or other guaranty or indemnity agreement in form and substance reasonably acceptable to such party, or the BR Member shall obtain at its sole cost and expense a waiver from the TCR Member, such TCR Guarantors and each such Affiliate of this obligation, which may be given or withheld in such parties’ sole and absolute discretion. Notwithstanding anything to the contrary set forth herein, in the event that TCR Member is the acquiring Member and, as of the Buy/Sell Date, the BR Member and/or any Affiliate of the BR Member is a guarantor under any Loan Guaranty or any other guaranty or indemnity agreement for a loan to the Company, then as a condition precedent to the Buy/Sell closing, the TCR Member shall procure a release of the BR Member and each such Affiliate, as applicable, under the Loan Guaranty or other guaranty or indemnity agreement in form and substance reasonably acceptable to such party, or the TCR Member shall obtain at its sole cost and expense a waiver from the BR Member and each such Affiliate of this obligation, which may be given or withheld in such parties’ sole and absolute discretion.

12.6.8           Simultaneously with the purchase of a Membership Interest through the Buy/Sell, the acquiring Member must purchase all loans and advances made to the Company by the selling Member or any of its Affiliates for the amount that would be received by the selling Member or the Affiliate in repayment of those loans and advances assuming that the Company had sold its assets (other than cash and cash equivalents and accounts receivable) for the Valuation Amount on the Buy/Sell Closing Date and the Company had immediately paid all Company liabilities (which expressly shall not include any loan defeasance, yield maintenance and/or pre-payment costs) and distributed the net proceeds of sale, along with the cash and cash equivalents and accounts receivable held by the Company as of the Buy/Sell Closing Date, to the Members in satisfaction of their interests in the Company. For such purpose, (i) it shall be assumed that all transfer taxes (whether imposed on a Member or the Company) and recording fees actually due in connection with any transfer of a Membership Interest through the Buy/Sell are paid by the Company and taken into account as a Company liability in determining the amount available for repayment of such loans and advances and (ii) accrued, liquidated liabilities (including prorations for unpaid property taxes) that are not otherwise taken into account taken will be treated as Company liabilities in determining the amount available for repayment of such loans and advances.

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ARTICLE 13.

ISSUANCE OF ADDITIONAL MEMBERSHIP INTERESTS

Except as otherwise provided for herein, any Person approved by all of the Members may become a Member in the Company by the issuance by the Company of Membership Interests for such consideration as all of the Members shall determine. No new Members shall be entitled to any retroactive allocation of losses, income or expense deductions incurred by the Company. The Managers may, upon the approval of all the existing Members, at the time a Member is admitted, close the Company books (as though the Company’s taxable year had ended) or make pro rata allocations of loss, income and expense deductions to a new Member for that portion of the Company’s taxable year in which a Member was admitted in accordance with the provisions of Section 706(d) of the Code and the Treasury Regulations promulgated thereunder.

ARTICLE 14.

DISSOLUTION AND TERMINATION

14.1         Dissolution.

14.1.1 The Company shall be dissolved upon the occurrence of any of the following events:

(a)          the unanimous written agreement of all Members;

(b)          the Company no longer has an interest in the Project or in any proceeds (other than cash) received from the sale or other disposition of the Project;

(c)          the election of a Member to discontinue pursuit of the Project in accordance with Section 8.1.4 or 8.1.5, unless the TCR Member elects to continue the Company following acquisition of the Membership Interest of the BR Member as provided in Section 8.1.4; or

(d)          a decree of judicial dissolution under the Act.

To the maximum extent permitted under the Act, the Company shall not dissolve upon an event of dissociation with respect to a Member or other event (except those specifically enumerated above).

14.1.2 If a Member who is an individual dies or a court of competent jurisdiction adjudges him to be incompetent to manage his person or his property, the Member’s executor, administrator, guardian, conservator, or other legal representative may exercise all of the Member’s rights for the purpose of settling his estate or administering his property, but such person shall be a holder of an Economic Interest and shall not have the rights of a Member, unless admitted in accordance with Section 12.3. Further, such Person shall be subject to the provisions of Section 12.5.

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14.2         Effect of Dissolution. Upon dissolution, the Company shall cease to carry on any business, except as permitted by Section 18-803 of the Act.

14.3         Winding Up, Liquidation and Distribution of Assets.

14.3.1           Upon dissolution, the Managers or, if none, the Person or Persons selected by the Members (the “Liquidators”) shall immediately proceed to wind up the affairs of the Company.

14.3.2           If the Company is dissolved and its affairs are to be wound up, the Liquidators shall:

(a)                Sell or otherwise liquidate all of the Company’s assets as promptly as practicable;

(b)               Allocate any items of income, gain, loss, deduction, and credits resulting from such sales to the Members and Economic Interest Owners in accordance with Article 10 hereof;

(c)               Discharge all liabilities of the Company, including liabilities to Members and Economic Interest Owners who are creditors, other than liabilities to Members and Economic Interest Owners for distributions, and establish such Reserves as may be reasonably necessary to provide for contingent or unliquidated liabilities of the Company; and

(d)               Distribute the remaining proceeds to the Members in accordance with Section 9.1.

14.3.3           In the final taxable year of the Company, before making the final distributions provided for in Section 14.3.2(d), Profits and Losses shall be credited or charged to Capital Accounts of the Members (which Capital Accounts shall be first adjusted to take into account all distributions other than liquidating distributions made during the taxable year) in the manner provided in Article 10. The allocations and distributions provided for in this Agreement are intended to result in the Capital Account of each Member immediately prior to the liquidation distributions of the Company’s assets pursuant to Section 14.3.2(d) being equal to the amount distributable to such Member pursuant to Section 14.3.2(d). The Managers are authorized to make appropriate adjustments in the allocation of Profits and Losses and, if necessary, items of gross income and gross deductions of the Company, for the taxable year of liquidation of the Company (and, if earlier, the taxable year in which all or substantially all of the Company’s assets are sold, transferred or disposed of) as necessary to cause the amount of each Member’s Capital Account immediately prior to the distribution of the Company’s assets pursuant to Section 14.3.2(d) to equal the amount distributable to such Member pursuant to Section 14.3.2(d). Notwithstanding the foregoing, nothing in this Section 14.3.2 shall affect the amounts distributable to the Members under Section 14.3.2(d).

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14.3.4           Notwithstanding anything to the contrary in this Limited Liability Company Agreement, if at any time (including upon liquidation of the Membership Interest or Economic Interest of a Member or Economic Interest Holder, or the winding up of the Company, or a liquidation within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations), if any Member has a deficit Capital Account (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the taxable year during which such event occurs), such Member shall have no obligation to make any Capital Contribution, and the negative balance of such Member’s Capital Account shall not be considered a debt owed by such Member to the Company, any other Member or any other Person for any purpose whatsoever.

14.4         Certificate of Cancellation. When all debts, liabilities and obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets have been distributed to the Members, a Certificate of Cancellation may be executed and filed with the Secretary of State of Delaware in accordance with Section 18-203 of the Act.

14.5         Return of Contribution Nonrecourse to Other Members. Except as expressly provided in this Limited Liability Company Agreement, upon dissolution, each Member shall look solely to the assets of the Company for the return of its Capital Contribution. If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the Capital Contributions of one or more Members, such Member or Members shall have no recourse against any other Member, the Managers or the members of the Management Committee, unless otherwise expressly provided in this Limited Liability Company Agreement.

ARTICLE 15.

INDEMNIFICATION

15.1         Indemnification by Company. The Managers, the Members and the members of the Management Committee, as well as each Person who holds a direct or indirect ownership interest in a Manager or a Member and the respective officers, directors, trustees, managers, agents and employees of any Manager or Member or any Person who holds a direct or indirect ownership interest in a Manager or a Member and the respective successors (other than by assignment) of any other Indemnitee (each, an “Indemnitee”) shall be indemnified and defended by the Company, to the fullest extent permitted by law, against any and all claims and demands by third-parties arising out of or related to the Company or its business or affairs, or any act, omission or failure to act by any of them in connection with the business or affairs of the Company and related actions, lawsuits and other proceedings, judgments, awards, settlements, obligations, liabilities, debts, damages and costs and expenses (including fees and disbursements of attorneys and other professionals and court costs); provided, however, that (i) such matter was not the result of fraud, willful misconduct, material breach of this Agreement or gross negligence on the part of such Indemnitee or another Indemnitee affiliated with it and, in the case of any act, omission or failure to act by an Indemnitee, the course of conduct was within the authority allowed to it by this Agreement and (ii) such Indemnitee or another Indemnitee affiliated with it is not separately obligated to the Company, without right of reimbursement, for such amount under another provision of this Agreement or another written agreement. Any such indemnification will only be recoverable from the assets of the Company and the Members shall not have any liability on account thereof; provided, however, that this provision does not preclude any Member or Manager from requesting Capital Contributions to fund such indemnification in accordance with Article 8.

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15.2         Indemnification by Members for Misconduct.

15.2.1           TCR Member hereby indemnifies, defends and holds harmless the Company, BR Member, each Bluerock Transferee and each Indemnitee of BR Member or a BR Transferee from and against (i) all losses, costs, expenses, damages, claims and liabilities (including reasonable attorneys’ fees) incurred under any Loan Guaranty or any other guaranty or indemnity agreement for a loan to the Company to the extent arising out of any fraud, gross negligence or willful misconduct on the part of, or by, TCR Member or its Affiliates and (ii) any claim, suit, action or other proceeding, loss, damages, judgments, settlements, obligations, liabilities, debts, damages and costs and expenses (including fees and disbursements of attorneys and other professionals and court costs) to the extent resulting from the fraud, willful misconduct or gross negligence on the part of the TCR Member in connection with the Company or its business or affairs or any course of conduct not within the authority allowed to TCR Member by this Agreement.

15.2.2           BR Member hereby indemnifies, defends and holds harmless the Company, TCR Member, each TCR Transferee and each Indemnitee of TCR Member or a TCR Transferee from and against (i) all losses, costs, expenses, damages, claims and liabilities (including reasonable attorneys’ fees) incurred under any Loan Guaranty or any other guaranty or indemnity agreement for a loan to the Company to the extent arising out of any fraud, gross negligence or willful misconduct on the part of, or by, BR Member or its Affiliates and (ii) any claim, suit, action or other proceeding, loss, damages, judgments, settlements, obligations, liabilities, debts, damages and costs and expenses (including fees and disbursements of attorneys and other professionals and court costs) to the extent resulting from the fraud, willful misconduct or gross negligence on the part of the BR Member in connection with the Company or its business or affairs or any course of conduct not within the authority allowed to BR Member by this Agreement.

ARTICLE 16.

MISCELLANEOUS PROVISIONS

16.1         Application of Delaware Law. This Limited Liability Company Agreement, and the application and interpretation thereof, shall be governed exclusively by the laws of the State of Delaware, including the Act.

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16.2         No Action for Partition. No Member or Economic Interest Owner has any right to maintain any action for partition with respect to the property of the Company.

16.3         Construction. Whenever the singular number is used in this Limited Liability Company Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

16.4         Headings. The headings in this Limited Liability Company Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Limited Liability Company Agreement or any provision hereof.

16.5         Waivers. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Limited Liability Company Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

16.6         Rights and Remedies Cumulative. Unless otherwise specifically limited by another provision of this Limited Liability Company Agreement, the rights and remedies provided by this Limited Liability Company Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right not to use any or all other remedies. Such rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise, except as otherwise specifically limited by this Limited Liability Company Agreement.

16.7         Severability. If any provision of this Limited Liability Company Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Limited Liability Company Agreement and the application thereof under other circumstances shall not be affected and shall be enforceable to the fullest extent permitted by law.

16.8         Successors and Assigns. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective legal representatives, successors and assigns.

16.9         Beneficiaries of Agreement. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company, a Member or a Manager or by any Person not a party hereto. No creditor of a Member, a Manager or the Company may require a contribution to the capital of the Company to be solicited or a distribution to be made by the Company, nor may any creditor of a Member, a Manager or the Company enforce the obligation of a Member or a Manager under this Agreement, including any obligation of a Member to make a contribution to the capital of the Company. A person extending credit to the Company may never claim that it did so in reliance on an obligation to contribute capital to the Company within the meaning of Section 18-502(b) of the Act.

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16.10         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

16.11         Federal Income Tax Elections. All elections required or permitted to be made by the Company under the Code shall be made by the Members.

16.12         Certification of Non-Foreign Status. In order to comply with Section 1445 of the Code and the applicable Treasury Regulations thereunder, in the event of the disposition by a Member or the Company of a United States real property interest as defined in the Code and Treasury Regulations, each Member shall provide to the Company an affidavit stating, under penalties of perjury, (i) the Member’s address, (ii) the Member’s United States taxpayer identification number, (iii) that the Member is not a foreign person as that term is defined in the Code and Treasury Regulations and (iv) if the Member is a disregarded entity as defined in Section 1.1445-2(b)(2)(iii) of the Regulations, the identity of the Person considered the owner of its property for United States income tax purposes and the same information required of the Member as to such Person. Failure by any Member to provide such affidavit by the date of such disposition shall authorize the Managers to withhold ten percent (10%) of such Member’s distributive share of the amount realized by the Company or the Member, as applicable, on the disposition.

16.13         Notices. Any and all notices, offers, demands or elections required or permitted to be made under this Agreement (“Notices”) shall be in writing and shall be delivered either by personally delivering it by hand or Federal Express or similar commercial courier service to the person to whom Notice is directed, or by electronic mail sent to the appropriate Person, or by depositing it with the United States Postal Service, certified mail, return receipt requested, with adequate postage prepaid, addressed to the appropriate Person (and marked to a particular individual’s attention). Notice shall be deemed given and effective (i) when hand-delivered if by personal delivery or Federal Express or similar commercial courier service, (ii) as of the date and time it is transmitted by electronic mail if there is a written or electronic record of the date, time and email address to which the Notice was sent, or (iii) on the third (3rd) business day (which term means a day when the United States Postal Service, or its legal successor (“Postal Service”) is making regular deliveries of mail on all of its regularly appointed week-day rounds in Dover, Delaware) following the day (as evidenced by proof of mailing) upon which such Notice is deposited, postage pre-paid, certified mail, return receipt requested, with the Postal Service. Rejection or other refusal by the addressee to accept the Notice shall be deemed to be receipt of the Notice. In addition, the inability to deliver the Notice because of a change of address of the party to whom the Notice was sent shall be deemed to be the receipt of the Notice sent. The addresses to which Notice is to be sent shall be those set forth below on Exhibit A or such other address as shall be designated in a Notice sent by the addressee to the Members and Managers. The Managers shall keep a list of all designated addresses and such list shall be available to any Member upon request thereof.

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16.14         Amendments. Any amendment to this Agreement shall be made in writing and signed by all Members. If a Manager is not a Member, a Manager will be bound by an amendment to this Agreement that adversely affects its interests only to the extent the amendment is approved in writing by the Manager.

16.15         Banking. All funds of the Company shall be deposited in its name in an account or accounts as shall be designated from time to time by the Managers. All funds of the Company shall be used solely for the business of the Company. All withdrawals from the Company bank accounts shall be made only upon check signed by the Managers or by such other persons as the Managers may designate from time to time.

16.16         Jurisdiction; Venue; Waiver of Jury. The parties hereto agree that any suit brought to enforce this Agreement shall be venued only in any court of competent jurisdiction in the State of New York, Borough of Manhattan and, by execution and delivery of this Agreement, each of the parties to this Agreement hereby irrevocably accepts and waives all objection to the exclusive jurisdiction of the aforesaid courts in connection with any suit brought to enforce this Agreement and irrevocably agrees to be bound by any judgment rendered thereby. Each of the parties hereto hereby agrees that service of process in any such proceeding may be made by giving notice to such party in the manner and at the place set forth in Section 16.13 herein, but service of process shall be effective only on actual receipt, any provision of Section 16.13 to the contrary notwithstanding. Each Member irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby

16.17         Further Assurances. The Members each agree to cooperate, and to execute and deliver in a timely fashion any and all additional documents or instruments necessary to effectuate the purposes of the Company and this Agreement.

16.18         Time. TIME IS OF THE ESSENCE OF THIS AGREEMENT AND TO ANY PAYMENTS, ALLOCATIONS AND DISTRIBUTIONS SPECIFIED UNDER THIS AGREEMENT.

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16.19         Investment Representations and Indemnity Agreement. Each Member represents and warrants to the Company and the Members and Managers (other than such Member) that it has acquired its Membership Interest for investment solely for its own account and with the intention of holding such Membership Interest for investment, without any intention of participating directly or indirectly in any distribution of any portion of such Membership Interest. In addition to the restrictions on transfer set forth above, each Member understands that Members must bear the economic risk of this investment for an indefinite period of time because the Membership Interests are not registered under the Securities Act of 1933, as amended (the “1933 Act”) or the securities laws of any state or other jurisdiction. Each Member has been advised that there is no public market for the Membership Interests and that the Membership Interests are not being registered under the 1933 Act or the securities laws of any state or other jurisdiction upon the basis that the transactions involving their sale are exempt from such registration requirements, and each Member acknowledges that reliance by the Company on such exemption is predicated in part on the Member’s representations set forth in this Agreement. Each Member acknowledges that no representations of any kind concerning the Property or the future intent or ability to offer or sell the Membership Interest in a public offering or otherwise have been made to the Member by the Company or any other Person or entity. The Member understands that the Company makes no covenant, representation or warranty with respect to the registration of securities under the Securities Exchange Act of 1934, as amended, or the securities laws of any state or other jurisdiction, or its dissemination to the public of any current financial or other information concerning the Company. Accordingly, the Member acknowledges that there is no assurance that there will ever be any public market for the Membership Interest and that the Member may not be able to publicly offer or sell any thereof. Furthermore, each Member agrees to indemnify and defend the Members and Managers (other than such Member), the Company and any Indemnitee of the Members and Managers (other than such Member) from any claim, suit, action or other proceeding and all related loss, damages, judgments, settlements, obligations, liabilities, debts, damages and costs and expenses (including fees and disbursements of attorneys and other professionals and court costs) incurred, suffered or sustained by any of them in any manner because of the falsity of any representation contained in this Section 16.19, including, without limitation, liability, for violation of the 1933 Act or other securities laws of the United States or the securities laws of any state or other jurisdiction which violation would not have occurred had such representation been true.

16.20         No Partnership Interest for Non-Tax Purposes. The Members have formed the Company under the Act and expressly disavow any intention to form a partnership under Delaware’s Uniform Partnership Act, Delaware’s Uniform Limited Partnership Act, or the partnership act or laws of any other state. The Members do not intend to be partners one to another or partners as to any third party. To the extent any Member or Manager, by word or action, represents to another person that any other Member is a partner or that the Company is a partnership, the Member or Manger making such wrongful representations shall be liable to any other Member who incurs personal liability by reason of such wrongful representation.

16.21         Entire Agreement. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof. This Agreement supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written between such parties as to such subject matter.

61

16.22         Separateness Provisions. In order to maintain its status as a separate entity and to avoid any confusion or potential consolidation with any Affiliate, the Company will observe the following covenants: (i) maintain books and records and bank accounts separate from those of any other Person; (ii) maintain its assets in such a manner that it is not difficult to segregate or identify such assets; (iii) comply with all organization formalities necessary to maintain its separate existence; (iv) hold itself out to creditors and the public as a legal entity separate and distinct from any other entity; (v) maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person, except that the Company’s assets may be included in a consolidated financial statement of an Affiliate so long as appropriate notation is made on such consolidated financial statements to indicate the separateness of the Company from such Affiliate; (vi) prepare and file its own tax returns separate from those of any Person to the extent required by applicable law, and pay any taxes required to be paid by applicable law; (vii) allocate and charge fairly and reasonably any common employee or overhead shared with Affiliates; (viii) except for capital contributions, capital distributions or other transaction permitted under the terms and conditions of this Agreement, not enter into any transaction with any Affiliate, except upon terms and conditions that are commercially reasonable and substantially similar to those that would be available on an arm’s-length basis with third parties; (ix) not commingle its assets or funds with those of any other Person; (x) no assume, guarantee or pay the debts or obligations of any other Person; (xi) correct any known misunderstanding as to its separate identity; (xii) not permit any Affiliate to guarantee or pay its obligations (other than the TCR Guarantors and direct or indirect owners of the Company); (xiii) not make loans or advances to any other Person; and (xiv) pay its liabilities and expenses out of and to the extent of its own funds; provided, however, that none of the foregoing shall require any Member to make additional capital contributions, loans or other advances to the Company.

(Signatures on following page)

62

IN WITNESS WHEREOF, the parties have executed his Agreement as of the date first written above.

BR T&C BLVD Member, LLC,
a Delaware limited liability company

By:	Bluerock Special Opportunity & Income Fund,
LLC, its Manager

	By:	Bluerock Real Estate, L.L.C., its Manager

By:
Name:
Title:

HCH 106 Town and County L.P.

By:	Maple Multi-Family Development, L.L.C., a
Texas limited liability company, its general
partner

	By:	/s/ Timothy J. Hogan
	Name:	Timothy J. Hogan
	Title:	Vice President

63

IN WITNESS WHEREOF, the parties have executed his Agreement as of the date first written above.

BR T&C BLVD MEMBER, LLC,
a Delaware limited liability company

By:	Bluerock Special Opportunity & Income Fund II, LLC,
a Delaware limited liability company, its co-manager

	By:	BR SOIF II Manager, LLC,
a Delaware limited liability company, its manager

		By:	/s/ Jordan Ruddy
Jordan Ruddy, Authorized Signatory

By:	Bluerock Special Opportunity & Income Fund III, LLC,
a Delaware limited liability company, its co-manager

	By:	BR SOIF III Manager, LLC,
a Delaware limited liability company, its manager

		By:	/s/ Jordan Ruddy
Jordan Ruddy, Authorized Signatory

By:	Bluerock Growth Fund, LLC,
a Delaware limited liability company, its co-manager

		By:	/s/ Jordan Ruddy
Jordan Ruddy, Authorized Signatory

64

List of Exhibits:

Exhibit A	Information Regarding Members and Management Committee
Exhibit B	Property
Exhibit C	Total Project Budget
Exhibit D	Plans
Exhibit E	Pursuit Costs Budget

65

List of Exhibits:

Exhibit A	Information Regarding Members and Management Committee
Exhibit B	Property
Exhibit C	Total Project Budget
Exhibit D	Plans
Exhibit E	Pursuit Costs Budget

66

EXHIBIT A

INFORMATION REGARDING MEMBERS

Member Name and Address	Initial Capital Contribution	Initial Ownership Percentage

BR T&C BLVD Member, LLC 712 Fifth Avenue, 9th Floor New York, NY 10019	$22,320,000	90%

HCH 106 Town and County L.P. 820 Gessner Road, Suite 760 Houston, TX 77024	$2,480,000	10%

Total	$24,800,000	100%

MANAGEMENT COMMITTEE APPOINTMENTS

TCR Member Appointments:	BR Member Appointments:

1. Kenneth J. Valach	1. Ryan MacDonald
2. Sean Rae	2. Jordan Ruddy

67

EXHIBIT B

LEGAL DESCRIPTION

Being a tract or parcel, containing 2.3190 acres (101,014 square feet) of land, situated in the George Bellows Survey, Abstract Number 3, City of Houston, Harris County, Texas, and consisting of four tracts: 1) all that certain called 25,244 square feet described In deed to TADII Investments, Inc., as recorded under Harris County Clerk's File {H.C.C.F.) Number W388396; 2) all that certain called 1.0148 acres described in deed to Performance Development LP., as recorded under Harris County Clerk's File (H.C.C.F.) Number 20120530439; 3) all that certain called 0.475 acre described in deed to Alvin Wong Gee, as recorded under H.C.C.F. Number T207436 ; and 4) being part of and out of Unrestricted

Reserve “A”, Block 1, CITYPOINT, a plat of subdivision recorded under Film Code Number 653107, Harris County Map Records; also being part of and out of that certain tract described in deed to Memorial City Redevelopment Authority (herein referred to as the ''MCRA Tract”), as recorded under H.C.C.F. Number 20140105540; said 2.3190 acre tract being more particularly described as follows (bearings herein are grid bearings based on the Texas Coordinate System, South Central Zone Number 4204; NAO 83; distances are surface distances based on the U.S. Survey Foot and may be converted to grid by multiplying by a combined scale factor of 0.999870017) :

BEGINNING at the Intersection of the south right-of-way (R.0.W.) line of Interstate Highway 10, based on a varying width, with the west R.O.W. line of Town and Country Boulevard, based on a 100-foot width and dedicated to City of Houston (public), under H.C.C.F. Number C703140; also being the northeast comer of that certain called 25,244 square feet described In said deed to TADI Investments, Inc. and of the herein described tract, from which a Texas Department of Transportation aluminum disk found for reference bears South 04°33 West, 0.90 feet;

THENCE, South 02°42'17” East, with the west R.O.W. line of said Town and Country Boulevard, at a d stance of 498.80 feet passing the northeast corner of the aforesaid Unrestricted Reserve “A” of CITYPOINT, and continuing in all a total distance of 558.74 feet to a 518-lnch iron rod with plastic cap, stamped “TERRA SURVEYING”, set marking the southeast corner of the herein described tract;

THENCE, South 87°17'43” West, departing said west R.O.W. line and along a line 60.00 feet northerly of and parallel with the south line of said MCRA Tract, a distance of 180.09 feet to a 518-inch iron rod with plastic cap, stamped “TERRA SURVEYING”, set in the east line of that certain called 3.1080 acres described in deed to SFP Hotel Partners, LP., as recorded under H.C.C.F. Number 20130225814; said iron rod also being in the west line of said Unrestricted Reserve “A” and said MCRA Tract, and marking the southwest corner of the herein described tract;

68

THENCE, North 02°42'17” West, with the east line of said 3.1080 acre tract, and the west line of said Unrestricted Reserve “A” and said MCRA Tract, at 59.94 feet pass the southwest corner of the aforesaid 0.475 acre tract, and the northwest corner of said Unrestricted Reserve “A” and said MCRA Tract, from which an “X” in concrete found for reference bears North 02°42'17” West, 0.56 feet, and from which another “X” In concrete found for reference bears North 19°43' West, 0.58 feet; continuing with said east line and the west line of said 0.475 acre tract, at 175.28 feet pass a 1f2-inch iron rod found marking the southwest comer of the aforesaid 1.0148 acre tract and the northwest corner of said 0.475 acre tract; continuing with said east line and the west line of said 1.0148 acre tract, at a distance of 420.74 feet to a 5/8-inch iron rod with cap found marking the southwest corner of the aforesaid 25,244 square foot tract, and the northwest corner of said 1.1048 acre tract, and continuing iin all a total distance of 563.08 feet to a point in the aforesaid south R.O.W. line of Interstate Highway 10, same being the northeast corner of said 3.1080 acre tract, the northwest corner of the said 25,244 square foot tract and of the herein described tract, from which a found 5/8-inchiron rod with cap bears North 38°26' East, 0.19 feet;

THENCE, North 88°40'43” East, with said south R.O.W. line and the north line of said 25,244 square foot tract, a distance of 180.14 feet to the POINT OF BEGINNING and containing 2.3190 acres (101,014 square feet) of land.

This description is based on an ALTA/ACSM Land Title Survey and drawing prepared by Terra Surveying Company, Inc., under Project Number 2540-1303-809,of even date.

69

EXHIBIT C

TOTAL PROJECT BUDGET

70

Sources and Uses

Uses
Cost Item	Total	Per Unit
Construction Hard Costs	$50,094,973	$147,338
General Contractor (GC) Fee	$2,504,749	$7,367
Land	$19,349,400	$56,910
Taxes	$425,000	$1,250
Legal	$315,000	$926
Closing Costs	$175,000	$515
Financing	$427,500	$1,257
Investment Banking Fee	$425,000	$1,250
Architect	$1,085,000	$3,191
Engineering & Surveying	$125,000	$368
Marketing	$300,000	$882
Construction Interest	$2,619,645	$7,705
Bluerock Fee	$50,000	$147
Preleasing	$300,000	$882
Leaseup Operating Deficit	$597,661	$1,758
Overhead	$2,382,568	$7,008
Soft Cost Contingency	$623,504	$1,834
Other	$0	$0
Total Project Cost	$81,800,000	$240,588

Sources
	Total	Per Unit
BBVA Compass Construction Loan	$57,000,000	$167,647
Bluerock Equity	$22,320,000	$65,647
TCR Equity	$2,480,000	$7,294
Total	$81,800,000	$240,588

71

EXHIBIT D

PLANS AND SPECIFICATIONS

DRAWING NUMBER	DRAWING TITLE	50% CONSTRUCTION DOCUMENTS

GENERAL:
G000	Cover Sheet	6/23/2014
G001	Sheet Index	6/23/2014'
G002	Tabulation&, Symbols and Abbreviations	6/23/2014
G003	Code Analysis	6/23/2014
G003b	Area Analysis	6/23/2014
G006	Transparency Ca1cu1ations	6/23/2014'
G010	Life Safety Plan • BF2 Sub-Basement Floor	6/23/2014
G011	Life Safety Plan • BF1 Basement Floor	6/23/2014
G012	Life Safety Plan • GF Ground Floor	6/23/2014'
G013	Life Safety Plan • 2F Second Floor	6/23/2014
G014	Life Safety Plan ·3F Third Floor	6/23/2014
G015	Typical Life safety Plan	6/23/2014'
G021	Accessible Route • GF Ground Floor	6/23/2014
G024a	Accessibility Summary TAS	6/23/2014
G024b	Accessibility Summary TAS	6/23/2014'
G024c	Accessibility Summary TAS:.	6/23/2014
G025	Accessibility Summary FHA	6/23/2014
G031	Assemblies	6/23/2014'
G032	Assemblies	6/23/2014
G033	Assemblies	6/23/2014
G073	2nd Floor Plan • Hose Layout	6/23/2014'

CIVIL
C1	Cover Sheet	6/23/2014'
C2	General Notes	6/23/2014
C3	Existing Site Conditions	6/23/2014
C4	Site Demolition Plan	6/23/2014'
C5	Dimensioned Site Plan	6/23/2014
C6	Site Grading Plan	6/23/2014
C7	Private Water and Sanitary Sewer Plan	6/23/2014'
C8	Site Drainage Plan/Drainage Area Map	6/23/2014
C9	Pervious/Impervious Drainage Calcs	6/23/2014
C10	Site Paving Plan	6/23/2014'
C11	Storm Water Pollution Prevention Plan	6/23/2014
C12	Storm Water Pollution Prevention Plan Details	6/23/2014
C13	Site Utility Details	6/23/2014'
C14	Site Construction Details	6/23/2014

LANDSCAPE:
L1.01	Materials Plan	6/23/2014
L1.02	Materials Plan	6/23/2014
L1.03	Materials Plan	6/23/2014'
L2.01	Not Issued	6/23/2014
L2.02	Not Issued	6/23/2014
L2.03	Not Issued	6/23/2014'
L3.01	Construction Details	6/23/2014
L3.02	Construction Details	6/23/2014
L3.04	Construction Details	6/23/2014'
L4.01	Grading Plan	6/23/2014
L4.02	Grading Plan	6/23/2014
L4.03	Grading Plan	6/23/2014
L5.00	Not Issued	6/23/2014'
L5.01	Planting Plan	6/23/2014
L5.02	Planting Plan	6/23/2014
L5.03	Planting Plan	6/23/2014'
L6.01	Irrigation Plan	6/23/2014
L6.02	Irrigation Plan	6/23/2014
L6.03	Irrigation Plan	6/23/2014'

ARCHITECTURAL:
A010	Architectural Site Plan	6/23/2014
A100	Building Plan ·BF2	6/23/2014
A101	Building Plana .BF1	6/23/2014'
A102	Building Plans ·GF Ground Floor	6/23/2014
A103	Building Plans ·2F Second Floor	6/23/2014
A104	Building Plans-3F Third Floor	6/23/2014'
A105	Building Plans-4F-6F Fourth thru Sixth Floors	6/23/2014
A106	Building Plans ·7F Seventh Floor	6/23/2014
A107	Building Plans. MF Mezzanine Floor	6/23/2014'
A108	Upper Roof Plan	6/23/2014
A120	Enlarged BF Floor Plan	6/23/2014
A121a	Enlarged GF Floor Plan	6/23/2014
A121b	Enlarged GF Floor Plan	6/23/2014'
A121c	Enlarged GF Floor Plan	6/23/2014
A122a	Enlarged 2F Floor Plan	6/23/2014
A122b	Enlarged 2F Floor Plan	6/23/2014'
A123	Enlarged 3F Floor Plan	6/23/2014

72

A124	Enlarged 4F-7F Floor Plan	6/23/2014
A201	Building Elevation	6/23/2014'
A202	Building Elevation	6/23/2014
A301	Building Sections	6/23/2014
A311	Wall Sections	6/23/2014
A312	Wall Sections	6/23/2014'
A321a	Stair 1-6 and Trash Plans	6/23/2014
A321b	Stair 1-4 and Trash Section•	6/23/2014
A322a	Stair 3-4 Plans	6/23/2014'
A322b	Stair 3-4 Sections	6/23/2014
A323a.	Stair 2·5 Plan	6/23/2014
A323b	Stair 2-5 Sections	6/23/2014'
A324	Elevation 1	6/23/2014
A325	Elevation 2-3	6/23/2014
A326	Elevation 4	6/23/2014
A402	Unit E2	6/23/2014'
A403	Unit Al	6/23/2014
A404	Unit A2	6/23/2014
A405	Unit A3-A4	6/23/2014'
A406	Unit A5	6/23/2014
A406a	Unit A5a	6/23/2014
A406b	Unit A5b	6/23/2014'
A407	Unit AS	6/23/2014
A408	Unit A7	6/23/2014
A408a	Unit A7a	6/23/2014
A408b	Unit A7b	6/23/2014'
A409	Unit AB	6/23/2014
A410	Unit A9	6/23/2014
A411	Unit A10	6/23/2014'
A412a	Unit A5M	6/23/2014
A412b	Unit A5M	6/23/2014
A413a	Unit ABM	6/23/2014'
A413b	Unit ABM	6/23/2014
A414	Unit B1	6/23/2014
A415	Unit B2	6/23/2014
A418	Unit B3	6/23/2014'
A417	Unit B4	6/23/2014
A418	Unit B5	6/23/2014
A418a	Unit B5A	6/23/2014'
A419a	Unit B3M	6/23/2014
A419b	Unit B3M	6/23/2014
A420a	Unit B5M	6/23/2014'
A420b	Unit B5M	6/23/2014
A501	Exterior Details	6/23/2014
A513	Flashing Details	6/23/2014
A521	Roof Details	6/23/2014'
A522	Parapet Details	6/23/2014
A523	Pool Deck Details	6/23/2014
A531	Stair Details	6/23/2014'
A552	Screen Wall Details	6/23/2014
A561	Door Details	6/23/2014
A562	Door Details	6/23/2014'
A571	Window Details	6/23/2014
A572	Window Details	6/23/2014
A601	Door Schedule	6/23/2014
A602	Door Details	6/23/2014'
A611	Window Schedule	6/23/2014
A612	Window Schedule	6/23/2014

STRUCTURAL:
S0-1A	Cover Sheet and Structural Specifications	6/23/2014
S0-1B	Structural Specifications	6/23/2014'
S0-2A	Concrete Standards	6/23/2014
S0-2B	Concrete Standards	6/23/2014
S0-3B	Concrete Standards	6/23/2014
S0-3A	Post Tensioned Standards	6/23/2014'
S0-3B	Post Tensioned Standards	6/23/2014
S0-4	Masonry Standards	6/23/2014
S0-5B	Light Gauge Steel Standards	6/23/2014'
SS1-0	Basement Level Shoring Plan	6/23/2014
SS1-1	Shoring Design and Details	6/23/2014
S1-B2	Foundation Plan Basement Level B2	6/23/2014'
S1-B1	Foundation/Framing Plan Basement Level B1	6/23/2014
S1-1	Foundation/Framing Plan Ground Floor	6/23/2014
S1-2	Framing Plan 2nd Floor (Podium)	6/23/2014'
S1-3	Framing Plan 3rd Floor	6/23/2014
S1-4	Framing Plan 4th-6th Floors	6/23/2014
S1-5	Framing Plan 7th Floor	6/23/2014
S1-6	Framing Plan Mezz and Roof Level	6/23/2014'
S1-7	Framing Plan Mezz Roof	6/23/2014
S2-1	Basement Wall Sections & Details	6/23/2014
S3-1	Framing Sections & Details	6/23/2014'
S4-1	Column Schedule	6/23/2014
S5-1	Shearwall Schedule	6/23/2014
S5-2	Shearwall Schedule	6/23/2014'
S5-3	Shearwall Schedule	6/23/2014

M.E.P:
MEP0.1	Title Sheet/Sheet Index/General Notes	6/23/2014
MEP0.2	Energy Compliance Commercial	6/23/2014'
MEP0.3	Energy Compliance Commercial	6/23/2014
MEP0.4	Energy Compliance Commercial	6/23/2014
MEP0.5	MEP Details	6/23/2014
MEP0.6	MEP Details	6/23/2014'

MECHANICAL:
M1.1	Mechanical Site Plan	6/23/2014

73

M2.1	Mechanical Unit Plans	6/23/2014'
M2.2	Mechanical Unit Plans	6/23/2014
M2.3	Mechanical Unit Plans	6/23/2014
M2.4	Mechanical Unit Plans	6/23/2014'
M3.1	Mechanical Lobby Plans	6/23/2014
M3.2	Mechanical Clubhouse, Fitness & Skylounge Plans	6/23/2014
M4.1	Mechanical Building “A” Basement 2 Area A	6/23/2014'
M4.2	Mechanical Building “B” Basement 2 Area B	6/23/2014
M4.3	Mechanical Building “A” Basement 1Area A	6/23/2014
M4.4	Mechanical Building “B” Basement 1 Area B	6/23/2014'
M4.5	Mechanical Building “A” First Floor Area A	6/23/2014
M4.6	Mechanical Building “B” First Floor Area B	6/23/2014
M4.7	Mechanical Building “A” Second Floor Area A	6/23/2014
M4.8	Mechanical Building “B” Second Floor Area B	6/23/2014'
M4.9	Mechanical Building “A” Third Floor Area A	6/23/2014
M4.10	Mechanical Building “B” Third Floor Area B	6/23/2014
M4.11	Mechanical Building “A” Fourth-Sixth Floor Area A	6/23/2014'
M4.12	Mechanical Building “B” Fourth-Sixth Floor Area B	6/23/2014
M4.13	Mechanical Building “A” Seventh Floor Area A	6/23/2014
M4.14	Mechanical Building “B” Seventh Floor Area B	6/23/2014'
M4.15	Mechanical Building “A” Mezzanine Floor Area A	6/23/2014
M4.16	Mechanical Building “B” Mezzanine Floor Area B	6/23/2014
M4.17	Mechanical Building “A” Roof Area A	6/23/2014'
M4.18	Mechanical Building “B” Roof Area B	6/23/2014

ELECTRICAL:
E1.1	Electrical Site Plan	6/23/2014'
E2.1	Electrical Unit Plans	6/23/2014
E2.2	Electrical Unit Plans	6/23/2014
E2.3	Electrical Unit Plans	6/23/2014'
E2.4	Electrical Unit Pl1n1	6/23/2014
E3.1.1	Electrical Lobby Lighting Plan	6/23/2014
E3.1.2	Electrical Lobby Power Plans	6/23/2014'
E3.2.1	Electrical Clubhouse, Fitness & Skylounge Lighting Plan	6/23/2014
E3.2.2	Electrical Clubhouse, Fitness & Skylounge Power Plans	6/23/2014
E4.1	Electrical Building “A” Basement 2 Area A	6/23/2014'
E4.2	Electrical Building “B” Basement 2 Area B	6/23/2014
E4.3	Electrical Building “A” Basement 1Area A	6/23/2014
E4.4	Electrical Building “B” Basement 1 Area B	6/23/2014
E4.5	Electrical Building “A” First Floor Area A	6/23/2014'
E4.6	Electrical Building “B” First Floor Area B	6/23/2014
E4.7	Electrical Building “A” Second Floor Area A	6/23/2014
E4.8	Electrical Building “B” Second Floor Area B	6/23/2014'
E4.9	Electrical Building “A” Third Floor Area A	6/23/2014
E4.10	Electrical Building “B” Third Floor Area B	6/23/2014
E4-11	Electrical Building “A” Fourth-Sixth Floor Area A	6/23/2014'
E4.12	Electrical Building “B” Fourth-Sixth Floor Area B	6/23/2014
E4.13	Electrical Building “A” Seventh Floor Area A	6/23/2014
E4.14	Electrical Building “B” Seventh Floor Area B	6/23/2014'
E4.15	Electrical Building “A” Mezzanine Floor Area A	6/23/2014
E4.16	Electrical Building “B” Mezzanine Floor Area B	6/23/2014
E4.17	Electrical Building “A” Roof Area A	6/23/2014'
E4.18	Electrical Building “B” Roof Area B	6/23/2014
E5.1	Electrical Calculations	6/23/2014
E5.2	Electrical Calculations	6/23/2014
E5.3	Electrical Calculations	6/23/2014'
E5.4	Electrical Calculations	6/23/2014

PLUMBING:
P1.1	Plumbing Site Plan	6/23/2014
P2.1	Plumbing Unit Plana	6/23/2014
P2.2	Plumbing Unit Plans	6/23/2014'
P2.3	Plumbing Unit Plans	6/23/2014
P2.4	Plumbing Unit Plans	6/23/2014
P3.1	Plumbing Lobby Plans	6/23/2014'
P3.2	Plumbing Clubhouse, Fitness & Skylounge Plans	6/23/2014
P4.1	Plumbing Building “A” Basement 2 Area A	6/23/2014'
P4.2	Plumbing Building “B” Basement 2 Area B	6/23/2014
P4.3	Plumbing Building “A” Basement 1 Area A	6/23/2014
P4.4	Plumbing Building “B” Basement 1 Area B	6/23/2014'
P4.5	Plumbing Building “A” Fire Floor Area A	6/23/2014
P4.6	Plumbing Building “B” First Floor Area B	6/23/2014
P4.7	Plumbing Building “A” Second Floor Area A	6/23/2014'
P4.8	Plumbing Building “B” Second Floor Area B	6/23/2014
P4.9	Plumbing Building “A” Third Floor Area A	6/23/2014
P4.10	Plumbing Building “B” Third Floor Area1 B	6/23/2014'
P4.11	Plumbing Building “A” Fourth-Sixth Floor Area A	6/23/2014
P4.12	Plumbing Building “B” Fourth-Sixth Floor Area B	6/23/2014
P4.13	Plumbing Building “A” Seventh Floor Area A	6/23/2014
P4.14	Plumbing Building “B” Seventh Floor Area B	6/23/2014'
P4.15	Plumbing Building “A” Mezzanine Floor Area A	6/23/2014
P4.16	Plumbing Building “B” Mezzanine Floor Area B	6/23/2014
P4.17	Plumbing Building “A” Roof Area A	6/23/2014'
P4.18	Plumbing Building “B” Roof Area B	6/23/2014
P5.1	Plumbing Risers	6/23/2014
P5.2	Plumbing Risers	6/23/2014'
P5.3	Plumbing Risers	6/23/2014
P5.4	Plumbing Risers	6/23/2014

INTERIOR DESIGN:
1D0.00	COVER SHEET	6/23/2014'
1D1.01	LEASING-INTERIOR PLAN	6/23/2014
1D1.02	OUTDOOR LIVING-INTERIOR PLAN	6/23/2014
1D1.03	AMENITIES LEVEL 2-INTERIOR PLAN	6/23/2014'
1D1.04	FITNESS LEVEL 3 INTERIOR PLAN	6/23/2014
1D1.05	SKY LOUNGE LEVEL 5-INTERIOR PLAN	6/23/2014
1D2.01	LEASING·DECORATIVE POWER PLAN	6/23/2014'

74

1D2 02	OUTDOOR LIVING ·DECORATIVE POWER PLAN	6/23/2014
1D2.03	AMENITIES LEVEL 2 ·DECORATIVE POWER PLAN	6/23/2014
1D2.04	FITNESS LEVEL 3 ·DECORATIVE POWER PLAN	6/23/2014'
1D2.05	SKY LOUNGE LEVEL 5 ·DECORATIVE POWER PLAN	6/23/2014
1D3.01	LEASING ·REFLECTED CEILING PLAN	6/23/2014
1D3.02	OUTDOOR LIVING • REFLECTBO CEILING PLAN	6/23/2014
1D3.04	FITNESS LEVEL 3 • REFLECTED CEILING PLAN	6/23/2014'
1D3.05	SKY LOUNGE LEVEL 5·REFLECTED CBLING PLAN	6/23/2014
1D4.01	LEASING • FINISH PLAN	6/23/2014
1D4.03	AMENITIES LEVEL 2 • FINISH PLAN	6/23/2014'
1D4.04	FITNESS LEVEL 3 • FINISH PLAN	6/23/2014
1D4.05	SKY LOUNGE LEVEL 5 • FINISH PLAN	6/23/2014
1D6.01	LEASING • FURNITURE PLAN	6/23/2014'
1D6.02	OUTDOOR LIVING • FURNITURE PLAN	6/23/2014
1D5.03	AMENITIES LEVEL 2 • FURNTURE PLAN	6/23/2014
1D5.04	FITNESS LEVEL 3 FURNITURE PLAN	6/23/2014'
1D5.05	SKY LOUNGE LEVEL 5 .FURNITURE PLAN	6/23/2014
1D6.01	ENLARGED PLANS AND ELEVATIONS	6/23/2014
1D6.02	ENLARGED PLANS AND ELEVATIONS	6/23/2014'
1D7.01	INTERIOR ELEVATIONS	6/23/2014
1D7.02	INTERIOR ELEVATIONS	6/23/2014
1D7.03	INTERIOR ELEVATIONS	6/23/2014
1D7.04	INTERIOR ELEVATIONS	6/23/2014'
1D7.05	INTERIOR B.EVATIONS	6/23/2014
1D8.01	MILLWORK DETAILS	6/23/2014'
1D9.01	LIGHTING SCHEDULE	6/23/2014
1D9.02	FINISH LEGEND	6/23/2014
1D9.03	APPLIANCE. PLUMEING & HARDWARE LEGEND	6/23/2014'
1D9.04	INTERIOR DOOR & OPENNG SCHEDULE	6/23/2014

75

EXHIBIT E

PURSUIT COSTS BUDGET

76

TCR Control	Job Cost Activity	06-25-2014 Page 1
Design: W:\timberline\REPORT\JC Activity Condensed 8-07.rpt		Files Used: MASTER.JCM
HISTORY .JCT, CURRENT .JCT

Accounting Dates:	to

Acctg				App					Date
Date	Description	Vendor	Invoice	0 0 Batch		Amount		Commitment	Stamp

4002-019 City Center
75-50-015 Escrow Deposits

12-09-13	City Center Escrow Depost			JC	127855	75,000.00			12-09-2013
02-03-14	City Center Extension			JC	128763	37,500.00			02-03-2014
03-03-14	City Center Extension			JC	129276	50,000.00			03-03-2014
04-01-14	City Centr Ernst Mony Dep			JC	129926	25,000.00			04-01-2014
04-02-14	City Centr Ernst Mony Dep			JC	129951	837,500.00			04-02-2014
04-03-14	Independent Consideration DIDISWOROO 040314			AP	129530	100.00			04-04-2014
04-03-14	Independent Consideration LCLINVESOO 040314			AP	129530	100.00			04-04-2014
04-04-14	City Center Indpndnt Cnsd			JC	130006	7,700.00			04-04-2014
04-23-14	(Rev)Independent Consdrtn DIDISWOROO 040314			AP	129781	100.00	-		04-24-2014
05-09-14	City Center Earnest Depst			JC	130676	50,000.00			05-09-2014
06-02-14	City Center Earnest Depst			JC	131127	25,000.00			06-02-2014
06-04-14	Compass Bank Due Diligenc			JC	131168	45,000.00			06-04-2014
06-17-14	City Center Earnest Depst			JC	131510	25,000.00			06-17-2014
06-19-14	Reel Cmpss Bnk Due Dilgnc			JC	131552	45 ,000.00	-		06-19-2014
	Cost Code Totals					1,132,800.00	•

77-52-005 TCR-Legal

12-20-13	NB-Prof Svcs	WINSTEADOO	1832777	AP	128223	1,330.00			12-20-2013
01-23-14	Prof Svcs	WINSTEADOO	1842336	AP	128615	5,346.25			01-23-2014
03-05-14	Prof Svcs	WINSTEADOO	1850786	AP	129099	251.40			03-05-2014
03-05-14	Prof Svcs	WINSTEADOO	1850787	AP	129099	4,500.00			03-05-2014
03-26-14	Prof Svcs	WINSTEADOO	1860468	AP	129399	252.45			03-27-2014
03-26-14	Prof Svcs	WINSTEADO O	1860469	AP	129399	18,463.45			03-27-2014
04-18-14	Prof Svcs	WINSTEADOO	1866309	AP	129738	5,676.25			04-21-2014
04-18-14	Prof Svcs	WINSTEADOO	1866310	AP	129738	10,255.30			04-21-2014
05-23-14	Prof Svcs	WINSTEADOO	1878057	AP	130228	991.80			05-23-2014
05-23-14	Prof Svcs	WINSTEADOO	1878058	AP	130228	3,355.05			05-23-2014
05-23-14	Prof Svcs	WINSTEADOO	1878059	AP	130228	3,420.93			05-23-2014
05-30-14	Prof Svcs	WINSTEADOO	1878054	AP	130299	841.50			05-30-2014
	Cost Code Totals					54,684.38	•

77-52-035 LCO-Meals & Entertainment

02-14-14	Expense Report	SEANDRAEOO	010114	AP	128886	29.00			02-17-2014
04-03-14	Expense Report	SCOTTDAVOO	030114A	AP	129527	120..50			04-04-2014
04-11-14	Expense Report	SEANDRAEOO	030114	AP	129643	30.83			04-11-2014
04-11-14	Expense Report	SEANDRAEOO	030114	AP	129643	37.00			04-11-2014
05-23-14	Expense Report	INGEDELAOO	050114	AP	130196	19.61			05-23-2014
06-03-14	Expense Report	SCOTTDAVOO	050114	AP	130317	60.00			06-03-2014
	Cost Code Totals					296.94	*

77-52-040 LCO-Travel

04-03-14	Expense Report	SCOTTDAVOO	030114A	AP	129527	1.50			04-04-2014
05-15-14	Prof Svcs	ALLALIMOOl	1015	AP	130107	100.00			05-15-2014
06-18-14	Prof Svcs	ALLALIMOOl	1044	AP	130494	100.00			06-18-2014
	Cost Code Totals					201.50	•

77-52-055 Delivery

12-20-13	NB-Delivery	BEELINEDOO	191757	AP	128223	31.61			12-20-2013
01-23-14	Delivery	BEELINEDOO	193125	AP	128615	54.41			01-23-2014
03-14-14	Delivery	FEDEX04	2-579-95340	AP	129234	19.11			03-14-2014
04-18-14	Delivery	BEELINEDOO	197751	AP	129738	25.64			04-21-2014
04-28-14	Delivery	FEDEX04	2-624-68756	AP	129846	9.29			04-28-2014
04-29-14	Conference Calls	INTERCALLl	1742374756	AP	129865	1.84			04-29-2014
04-29-14	Conference calls	INTERCALLl	1742424833	AP	129865	33.24			04-29-2014
OS-23-14	Delivery	FEDEX04	2-654-28498	AP	130228	23.19			05-23-2014

77

TCR Control	Job Cost Activity	06-25-2014	Page 2
Design: W:\timberline\REPORT\JC Activity Condensed 8-07 .rpt

Accounting Dates:	to

Acctg				App					Date
Date	Description	Vendor	Invoice	0 O Batch		Amount		Commitment	Stamp

4002-019 City center
77-52-055 Delivery

06-12-14	Delivery	FEDEX04	2-675-88850	AP	130457	17.96			06-12-2014
	Cost Code Totals					216.29	*

77-52-075 Long Distance

01-16-14	NB-Conf Calls	INTERCALLl	1742316142	AP	128539	16.60			01-16-2014
06-12-14	Conference Calls	INTERCALLl	1742491668	AP	130457	2.43			06-12-2014
06-12-14	Conference Calls	INTERCALLl	1742521239	AP	130457	28.07			06-12-2014
	Cost Code Totals					47.10	*

79-54-015 Construction Loan Fees

06-19-14	Reel Cmpss Bnk Due Dilgnc			JC	131552	45,000.00			06-19-2014
	Coat Code Totals					45,000.00	*

79-54-055 Appraisal/Review Fee

06-12-14	Appraisal Fee	bankofamo5	061114	AP	130457	5,500.00			06-12-2014
	Coat Code Totals					5,500.00	*

81-56-005 Architect

01-16-14	NB-Prof Svcs	EDIINTEROO	11327.000-11	AP	128539	750.00			01-16-2014
03-05-14	Prof Svcs	ZCARESIDOO	201401103	AP	129099	3, 500.00			03-05-2014
05-02-14	Prof Svcs	EDIINTEROO	14326.000-1	AP	129925	30,000.00			05-02-2014
05-30-14	Prof Svcs	EDIINTEROO	14326.000-2	AP	130299	60,000.00			05-30-2014
	Cost Code Totals					94,250.00	*

81-56-021 Delivery, Postage, Copies, etc

04-18-14	Delivery	FEDEX04	2-614-52410	AP	129738	9,78			04-21-2014
	Cost Code Totals					9.78	•

81-56-105 Blueprints

06-06-14	Prints	A&ETHEGRA	30783	AP	130373	26.61	*		06-06-2014
	Cost Code Totals					26.61

82-56-015 A/E Reimburseablee

01-31-14	Prof Svcs	TERRAASSOO	23673	AP	128742	1,253.33			01-31-2014
02-21-14	Prof Svcs	TERRAASSOO	23755	AP	128970	137.43			02-21-2014
04-18-14	Prof Svcs	TERRAASSOO	23968	AP	129738	1.70			04-21-2014
05-23-14	Prof Svcs	TERRAASSOO	24043	AP	130228	142. 13			05-23-2014
	Cost Code Totals					1,534.59	*

82-56-030 Geotech Soil Teets

03-26-14	Prof Svcs	ULRIENGIOO	2014-009-01	AP	129399	5,500.00			03-27-2014
05-20-14	Prof Svcs	ULRIENGIOO	2014-009-02	AP	130141	17,525.00			05-20-2014
	Cost Code Totals					23,025.00	•

82-56-035 Civil Engineering

01-31-14	Prof Svcs	TERRAASSOO	23673	AP	128742	3,560.34			01-31-2014
02-21-14	Prof Svcs	TBRRAASSOO	23755	AP	128970	6,463.07			02-21-2014
04-18-14	Prof Svcs	TERRAASSOO	23968	AP	129738	659.34			04-21-201'1

78

TCR Control	Job Cost Activity	06-25-2014	Page 3
Design: W:\timberline\REPOR T\JC Activity Condensed 8-07.rpt

Accounting Dates:	to

Acctg				App					Date
Date	Description	Vendor	Invoice	O O Batch		Amount		Commitment	Stamp

4002-019 City Center
82-56-035 Civil Engineering

05-23-14	Prof Svcs	TERRAASSOO	24043	AP	130228	2,343.92			05-23-2014
	Cost Code Totals					13,026.67	*

82-56-055 Environmental Consultant

03-04-14	Prof Svcs	INCOTECHOO	14-213	AP	129092	5,250.00			03-04-2014
05-02-14	Prof Svcs	INCOTECHOO	14-294	AP	129925	5,558.92			05-02-2014
	Cost Code Totals					10,809.92	*

82-57-001 Survey

01-31-14	Prof Svcs	TER.RAASSOO	23673	AP	128742	3,453.18			01-31-2014
05-23-14	Prof Svcs	TER.RAASSOO	24043	AP	130228	8,109.20			05-23-2014
	Cost Code Totals					11,562.39	*

92-57-010 Topographical

02-21-14	Prof Svcs	TERRAASSOO	23755	AP	128970	1,650.00			02-21-2014
	Cost Code Totals					1,650.00	*
	Primary Job Total					1,394,640.16	*
	Job Total					1,394,640.16	*
	Report Total					1,394,640.16	*

79

EXHIBIT F

LIST OF AUTHORIZED CLOISING DOCUMENTS

Loan Documents:

(1)	Construction Loan Agreement among the Company, Compass Bank and the other lenders from time to time party thereto

(2)	Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing executed by the Company in favor of Lee Q. Vardaman as trustee

(3)	Promissory Note in the original principal amount of $37,000,000 executed by the Company and payable to the order of Compass Bank

(4)	Promissory Note in the original principal amount of $20,000,000 executed by the Company and payable to the order of Patriot Bank

(5)	Environmental Indemnity Agreement executed by the Company and the TCR Guarantors for the benefit of Compass Bank, as Agent

(6)	Guaranty executed by the TCR Guarantors for the benefit of Compass Bank, as Agent

(7)	BR T&C Blvd., LLC Senior Secured Credit Facility Fee Letter from Compass Bank and agreed and accepted by the Company

(8)	UCC-1 financing statement naming the Company as debtor and Compass Bank, as Agent, as secured party to be filed with the Delaware Secretary of State

Property Acquisition Documents:

(1)	Special Warranty Deed executed and acknowledged by Performance Development, L.P. and the Company

(2)	Non-Foreign Person Affidavit executed and acknowledged by Performance Development, L.P.

(3)	Notice to Purchaser executed and acknowledged by Performance Development, L.P. and the Company

(4)	Seller/Owner Affidavit executed and acknowledged by Performance Development, L.P.

(5)	Substitute Form 1099-S or Form 1099 executed by Performance Development, L.P.

80

(6)	Settlement Statements executed by the Company and Performance Development, L.P.

(7)	Assignment and Assumption of Leases executed by Performance Development, L.P. and the Company

(8)	Assignment of the Utility Capacity executed and acknowledged by Performance Development, L.P.

(9)	Name Transfer Authorization From executed by Performance Development, L.P. and the Company

(10)	Tenant Notice Letters executed by Performance Development, L.P. and the Company for Burlap and Barrel and Comedy Sportz

(11)	Assignment of Property Agreements by and between Performance Development, L.P. and the Company

(12)	Assignment and Assumption of Lease Termination Agreements by and between Maple Multi-Family Land TX, L.P. and the Company

(13)	Special Warranty Deed executed and acknowledged by Alvin W. Gee and Janice Lum Gee

(14)	Assignment and Assumption of Lease, executed by Alvin W. Gee and Janice Lum Gee and the Company

(15)	Tenant Notice Letter to Town and Country Orthodontics, P.C. executed by Alvin W. Gee and Janice Lum Gee and the Company

(16)	FIRPTA Certificate executed by Alvin W. Gee and Janice Lum Gee

(17)	Seller/Owner Affidavit executed and acknowledged by Alvin W. Gee and Janice Lum Gee

(18)	Substitute Form 1099-S or Form 1099 executed by Alvin W. Gee and Janice Lum Gee

(19)	Settlement Statements executed by the Comnpany and Alvin W. Gee and Janice Lum Gee

(20)	Retail Lease Agreement executed by the Company and Alvin Gee Photography, Inc.

(21)	Guaranty executed by Alvin W. Gee and Janice Lum Gee for the benefit of the Company

(22)	Special Warranty Deed executed and acknowledged by TADI Investments, Inc.

81

(23)	Certificate of Non Foreign Status executed by TADI Investments, Inc.

(24)	Seller/Owner Affidavit executed and acknowledged by TADI Investments, Inc.

(25)	Substitute Form 1099 or Form 1099 executed by TADI Investments, Inc.

(26)	Settlement Statement executed by the Company and TADI Investments, Inc.

(27)	Notice to Buyer of Exchange Agreement executed by the Compapny and TADI Investments, Inc.

(28)	Special Warranty Deed executed and acknowledge by SFP Hotel Investors, L.P.

(29)	Notice to Purchaser executed and acknowledged by SFP Hotel Investors, L.P. and the Company

(30)	Declaration of Restrictive Covenants executed and acknowledged by SFP Hotel Investors, L.P. and the benefitted parties listed therein

(31)	Certificate of Non Foreign Status executed and acknowledged by SFP Hotel Investors, L.P.

(32)	Seller/Owner Affidavit executed and acknowledged by SFP Hotel Investors, L.P.

(33)	Substitute Form 1099 or Form 1099 executed by SFP Hotel Investors, L.P.

(34)	Settlement Statements executed by the Company and SFP Hotel Investors, L.P.

(35)	Master Settlement Statement executed by the Company

(36)	Assignment of Purchase and Sale Agreement by and between Maple Multi-Family Land TX, L.P. and the Company, assigning the Purchase and Sale Agreement, dated June 17, 2014, by and between Maple Multi-Family Land TX, L.P. and Performance Development, L.P.

(37)	Assignment of Purchase and Sale Agreement by and between Maple Multi-Family Land TX, L.P. and the Company, assigning the Purchase and Sale Agreement, dated May 12, 2014, by and between Maple Multi-Family Land TX, L.P. and TADI Investments, Inc.

(38)	Assignment of Purchase and Sale Agreement, by and between Maple Multi-Family Land TX, L.P. and the Company, assigning the Purchase and Sale Agreement, dated April 2, 2014, by and between Maple Multi-Family Land TX, L.P. and Alvin W. Gee and Janice Lum Gee

(39)	Assignment of Purchase and Sale Agreement by and between Maple Multi-Family Land TX, L.P. and the Company, assigning the Purchase and Sale Agreement, dated December 9, 2013, by and between Maple Multi-Family Land TX, L.P. and SFP Hotel Investors, L.P.

82

(40)	Four Assignments of Professional Contracts, Authorizations and Warranties by and between Maple Multi-Family Land TX, L.P. and the Company

83